SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                           Date of Report: May 5, 1997




                         FIRST MICHIGAN BANK CORPORATION
             (Exact name of Registrant as specified in its charter)




      Michigan                  0-7638                         38-2024376
(State or other              (Commission                    (IRS Employer
jurisdiction of              File Number)                   Identification No.)
incorporation)


                         First Michigan Bank Corporation
                               One Financial Plaza
                               10717 Adams Street
                                Holland, MI 49423
                                 (616) 355-9200
               (Address, including zip code, and telephone number
                       including area code of Registrant's
                          principal executive offices)

Item 5. Other Events.

     On May 5, 1997, First Michigan Bank Corporation, a Michigan corporation and registered bank holding company ("First Michigan") and Huntington Bancshares Incorporated, a Maryland corporation and a registered bank holding company ("Huntington"), entered into an Agreement and Plan of Merger and a Supplemental Agreement (collectively, the "Merger Agreements") pursuant to which First Michigan will be merged with and into Huntington (the "Merger"). As a result of the merger, each outstanding share of First Michigan's common stock, $1.00 par value ("First Michigan Common Stock"), will be converted into 1.05 shares of Huntington common stock, without par value. The Merger is conditioned upon, among other things, approval by a two-thirds majority vote of the shareholders of both Huntington and First Michigan, and receipt of certain regulatory approvals. The Merger Agreements are attached as Exhibits 2.1 and 2.2 and their terms are incorporated herein by reference.

     Simultaneously with the execution and delivery of the Merger Agreements, First Michigan and Huntington entered into a Warrant Purchase Agreement (the "Warrant Purchase Agreement") pursuant to which First Michigan issued a Warrant in favor of Huntington (the "Warrant"), to purchase up to 5,268,716 shares of First Michigan Common Stock (representing 19.9% of the outstanding shares) at a price of $29.275 per share and upon the other terms and conditions set forth in the Warrant. Under the terms of the Warrant, the number of shares covered by the Warrant will be increased to 5,532,151 when First Michigan distributes a 5% Common Stock dividend on May 30, 1997. However, the Warrant price per share will not be adjusted in connection with that stock dividend distribution. The Warrant Purchase Agreement and the Warrant are attached as Exhibits to the Supplemental Agreement which is attached hereto as Exhibit 2.2 and the terms of the Warrant Purchase Agreement and the Warrant are incorporated herein by reference.

     Prior to executing the Merger Agreements, the Warrant Purchase Agreement and the Warrant, First Michigan executed an Amendment ("Rights Plan Amendment") to First Michigan's Shareholder Protection Rights Plan dated as of October 11, 1990. The Rights Plan Amendment exempts Huntington from the terms of the Rights Plan and accordingly the rights will not separate or become exercisable as a result of the proposed Merger or the issuance of the Warrant to Huntington. The Rights Plan Amendment is attached as Exhibit 4 hereto and its terms are incorporated herein by reference.

     A copy of the press release, dated May 5, 1997, issued by Huntington relating to the Merger is attached as Exhibit 99.

Item 7.  Financial Statements and Exhibits.

     (c) Exhibits.

     Exhibit 2.1 - Agreement and Plan of Merger, dated May 5, 1997, between Huntington Bancshares Incorporated and First Michigan Bank Corporation.

     Exhibit 2.2 - Supplemental Agreement, dated May 5, 1997, between Huntington Bancshares Incorporated and First Michigan Bank Corporation, with Warrant Purchase Agreement and Warrant attached as exhibits thereto.

     Exhibit 4 - Amendment dated May 5, 1997, to First Michigan Bank Corporation Shareholder Protection Rights Plan.

     Exhibit 99 - Press Release, dated May 5, 1997, relating to the merger of First Michigan Bank Corporation with and into Huntington Bancshares Incorporated.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              FIRST MICHIGAN BANK CORPORATION


                                              By  /s/ David M. Ondersma
                                                  David M. Ondersma
                                                Its Chairman and Chief
                                                    Executive Officer

Date: May 8, 1997

                                  EXHIBIT INDEX


     Exhibit 2.1 - Agreement and Plan of Merger, dated May 5, 1997, between Huntington Bancshares Incorporated and First Michigan Bank Corporation.

     Exhibit 2.2 - Supplemental Agreement, dated May 5, 1997, between Huntington Bancshares Incorporated and First Michigan Bank Corporation, with Warrant Purchase Agreement and Warrant attached as exhibits thereto.

     Exhibit 4 - Amendment dated May 5, 1997, to First Michigan Bank Corporation Shareholder Protection Rights Plan.

     Exhibit 99 - Press Release, dated May 5, 1997, relating to the merger of First Michigan Bank Corporation with and into Huntington Bancshares Incorporated.

Exhibit 2.1
                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of May 5, 1997, between HUNTINGTON BANCSHARES INCORPORATED, a Maryland Corporation
("Huntington"), and FIRST MICHIGAN BANK CORPORATION, a Michigan corporation ("First Michigan"). (Huntington and First Michigan are collectively referred to herein as the "Constituent Corporations.")


                                    RECITALS:


     A. Huntington is a corporation organized and existing under the laws of the State of Maryland and its principal office in the State of Maryland is located in Baltimore County.

     B. Huntington is authorized to issue a total of 306,617,808 shares of capital stock, consisting of (i) 300,000,000 shares of common stock, without par value ("Huntington Common"), of which 144,739,081 shares were issued and outstanding on April 22, 1997 (exclusive of treasury shares), all of which shares are entitled to vote on the "Merger," as such term is defined in Article 1 hereof, and (ii) 6,617,808 shares of serial preferred stock, without par value, none of which was issued and outstanding on April 22, 1997.

     C. First Michigan was incorporated under the Michigan Business Corporation Act on August 15, 1973, and currently exists as a corporation under the laws of Michigan.

     D. First Michigan is authorized to issue 51,000,000 shares of capital stock, consisting of (i) 50,000,000 shares of common stock, $1.00 par value per share ("First Michigan Common"), for an aggregate par value of $50,000,000, of which 26,475,960 shares were issued and outstanding on April 30, 1997 (approximately 27,799,758 shares as adjusted to give effect to a stock dividend that is payable on May 30, 1997, to holders of First Michigan Common of record on April 30, 1997) (the "First Michigan 1997 Stock Dividend"), all of which shares are entitled to vote on the "Merger," as such term is defined in Article 1 hereof, with an additional 999,079 shares of such stock, in the aggregate, being subject to outstanding stock options previously granted (approximately 1,049,033 shares as adjusted for the First Michigan 1997 Stock Dividend) (collectively, the "First Michigan Stock Options" and individually, a "First Michigan Stock Option") under the First Michigan Stock Compensation Plan, the First Michigan 1997 Director Stock Option Plan, and the First Michigan 1987 Stock Option Plan (collectively, the "First Michigan Stock Option Plans"), and
(ii) 1,000,000 shares of preferred stock, without par value, none of which was issued and outstanding on April 30, 1997.

     E. The respective Boards of Directors of Huntington and First Michigan have approved the merger of First Michigan into Huntington upon and subject to the terms and conditions contained herein.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the foregoing recitals, which shall constitute a part of this Agreement, and the mutual promises contained herein, the parties agree as follows:


                                    ARTICLE 1
                                   THE MERGER

     Subject to the terms and conditions hereof, and the terms and conditions contained in a certain Supplemental Agreement, of even date herewith, among Huntington and First Michigan (the "Supplemental Agreement"), which is incorporated herein by reference, at the "Effective Time" (as such term is defined in Article 2 hereof), First Michigan shall be merged into Huntington (the "Merger"). Huntington shall be the surviving corporation in the Merger (the "Surviving Corporation"), which shall continue its corporate existence under the laws of Maryland following the consummation of the Merger. At the Effective Time, the separate existence and corporate organization of First Michigan shall cease.

                                    ARTICLE 2
                                 EFFECTIVE TIME

     The Merger shall be effective at 11:59 p.m., local Ohio time (the "Effective Time"), on the "Effective Date," which date shall be the latest of
(i) the day on which Articles of Merger with respect to the Merger have been filed with the Maryland State Department of Assessments and Taxation in accordance with the requirements of the laws of the State of Maryland, (ii) the day on which a Certificate of Merger with respect to the Merger has been filed with the Administrator of the Corporation, Securities and Land Development Bureau of the Michigan Department of Consumer and Industry Services, in accordance with the requirements of the laws of the State of Michigan, or (iii) such later date as may be specified in such Articles and Certificate of Merger; provided, however, that the Effective Date shall not be earlier than the date of the expiration of the last required waiting period following receipt of the last regulatory approval required in order to consummate the Merger. Unless the parties shall hereafter agree otherwise in writing, the Effective Date shall be the same day as the "Closing Date," as such term is defined in the Supplemental Agreement.


                                    ARTICLE 3
                              EFFECT OF THE MERGER

     3.1 Name. The name of the Surviving Corporation shall be "Huntington Bancshares Incorporated."

     3.2 Articles of Incorporation. The Articles of Incorporation of Huntington in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation, until amended in accordance with law.

     3.3 Separate Corporate Existence; Assets; Liabilities. At the Effective Time, the effect of the Merger shall be as provided by the applicable provisions of the laws of Maryland. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, (i) the separate existence of First Michigan shall cease; (ii) all assets and property then owned by each Constituent Corporation, or which would inure to either of them, including all real, personal, and mixed property, tangible and intangible assets, choses in action, rights, and credits, and any legacies which either such Constituent Corporation would have been capable of taking, shall immediately, by operation of law, transfer to, vest in, and devolve upon the Surviving Corporation, without any conveyance or further act or deed; (iii) the Surviving Corporation shall be liable for all the debts and obligations of each Constituent Corporation; and (iv) the rights of creditors and any liens on the property or assets of either Constituent Corporation shall not be impaired.

     3.4 Further Actions. From time to time, as and when requested by the Surviving Corporation or by its successors, the officers and directors of First Michigan in office at the Effective Time shall execute and deliver such instruments and shall take or cause to be taken such further or other action as shall be necessary in order to vest or perfect in the Surviving Corporation, or to confirm of record or otherwise, title to, and possession of, all the assets, property, interests, rights, privileges, immunities, powers, franchises, and authority of First Michigan and otherwise to carry out the purposes of this Agreement.


                                    ARTICLE 4
                              CONVERSION OF SHARES

     4.1 Huntington Common. All shares of Huntington Common that are issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding shares of Huntington Common at and after the Effective Time.

     4.2 First Michigan Common.

          (a) At the Effective Time, the shares of First Michigan Common issued and outstanding immediately prior to the Effective Time shall be converted, by virtue of the Merger and without further action on the part of the holders thereof (collectively, the "First Michigan Shareholders" and, individually, a "First Michigan Shareholder"), into the right to receive shares of the Huntington Common, as follows:

               (i) Subject to adjustment in accordance with subparagraph (ii) below, each outstanding share of First Michigan Common shall be converted into the right to receive 1.05 shares of Huntington Common (the "Conversion Ratio"); provided, however, that if both (A) the average of the closing sale prices for a share of Huntington Common on the five trading days immediately preceding the date that is five trading days prior to the Effective Date (the "Determination Period"), as reported on the Nasdaq National Market (the "Average Closing Sale Price"), is less than $22.86 (the "Huntington Floor Price"), and (B) the quotient obtained by dividing the average of the "Standard & Poors Regional Bank Stock Index" (the "S&P Index") for the Determination Period by 355.87 is greater than the quotient obtained by dividing the Average Closing Sale Price by $28.575 (the "Huntington Base Price"), and the difference between such quotients is greater than 0.15, then the Constituent Corporations shall use their best efforts to renegotiate the Conversion Ratio, and if the Constituent Corporations are unable to agree on a revised Conversion Ratio, then this Agreement and the Supplemental Agreement shall be terminated in accordance with the terms of the Supplemental Agreement.

               (ii) If the sum of the number of shares of First Michigan Common outstanding at the Effective Time plus the number of shares of First Michigan Common that are subject to outstanding First Michigan Stock Options as of the Effective Time differs from 28,848,791 shares, the Conversion Ratio will be automatically adjusted by multiplying the original Conversion Ratio by the quotient obtained by dividing 28,848,791 by the sum of the number of shares of First Michigan Common issued and outstanding on the Effective Date plus the number of shares subject to the outstanding First Michigan Stock Options on the Effective Date; provided, however, that, in performing any such adjustment, the Conversion Ratio will be rounded to the nearest hundredth of a share of Huntington Common.

               (iii) In the event that Huntington changes (or establishes a record date for changing) the number of shares of Huntington Common issued and outstanding as a result of a stock dividend, stock split, recapitalization, or similar transaction with respect to the outstanding shares of Huntington Common (collectively, a "Huntington Recapitalization"), and the record date therefor shall be after the date of this Agreement and prior to the Effective Time, then the Conversion Ratio shall be adjusted appropriately. In the event of a reclassification of the outstanding shares of Huntington Common or a consolidation or merger of Huntington with or into another corporation, other than a merger in which Huntington is the surviving corporation and which does not result in any reclassification, conversion, or exchange of shares of Huntington Common, holders of First Michigan Common shall receive, in lieu of each share of Huntington Common to be issued in exchange for each share or portion of a share of First Michigan Common pursuant to the terms hereof, the kind and amount of securities, money, property, or other consideration receivable upon such reclassification, consolidation, or merger by holders of Huntington Common with respect to shares of Huntington Common outstanding immediately prior to such reclassification, consolidation, or merger.

               (iv) In the event that a Huntington Recapitalization occurs, or Huntington establishes a record date for such a Huntington Recapitalization, prior to the expiration of the Determination Period, the Huntington Floor Price and the

          Huntington Base Price set forth in the subparagraph (i) above shall also be adjusted appropriately.

               (v) No fractional shares of Huntington Common shall be issued. Each holder of First Michigan Common who would otherwise be entitled to receive a fractional part of a share of Huntington Common shall instead be entitled to receive cash in an amount equal to the product resulting from multiplying such fraction by the Average Closing Sale Price. No interest shall be payable with respect to such cash payment.

          (b) Any and all shares of First Michigan Common held by First Michigan, Huntington, or any direct or indirect majority-owned subsidiary of either of them, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

          (c) Each unexercised First Michigan Stock Option that is outstanding immediately prior to the Effective Time shall be converted automatically at the Effective Time into an option to purchase shares of Huntington Common under the Huntington 1994 Stock Option Plan or similar Huntington plan (a "Huntington Stock Option"), with the number of shares of Huntington Common to be subject to a particular Huntington Stock Option to be determined by converting the number of shares of First Michigan Common subject to the First Michigan Stock Option into a number of Huntington Common shares in accordance with the procedure for converting outstanding First Michigan Common shares into Huntington Common shares as set forth in paragraph
     4.2(a) hereof, except that all fractional shares will be rounded to the nearest whole share, and with the exercise price for each share of Huntington Common subject to a particular Huntington Stock Option to be equal to the exercise price per First Michigan Common share under the First Michigan Stock Option divided by the Conversion Ratio determined in accordance with paragraph 4.2(a)(i) above; provided, however, that, in the case of any First Michigan Stock Option to which Section 421 of the Internal Revenue Code of 1986, as amended (the "Code"), applies by reason of its qualification under Section 422 of the Code, the terms of the Huntington Stock Option into which such First Michigan Stock Option is to be converted, including the option price, the number of shares of Huntington Common purchasable pursuant to such option, and the terms and conditions of exercise of such option, shall be determined so as to comply with Section 424(a) of the Code. Upon such conversion, all rights under any and all stock options and stock option plans previously granted or adopted by First Michigan shall terminate. The Constituent Corporations understand and acknowledge that the First Michigan Stock Options granted pursuant to the First Michigan Stock Compensation Plan and the First Michigan 1987 Stock Option Plan will all be fully vested at or prior to the Effective Time, either by their terms or by operation of the First Michigan Stock Option Plans as a result of the consummation of the Merger and effective as of the Effective Time.

                                    ARTICLE 5
                            EXCHANGE OF CERTIFICATES

          (a) As promptly as practicable after the Effective Date but not later than ten (10) business days after the Effective Date, Huntington shall cause The Huntington National Bank (the "Exchange Agent") to prepare and mail to each holder of record on the Effective Date of any shares of First Michigan Common a letter of transmittal containing instructions for the surrender of all certificates for shares of First Michigan Common. Upon the surrender by such holder of a certificate or certificates for shares of First Michigan Common standing in such holder's name to the Exchange Agent in accordance with the instructions set forth in the letter of transmittal, such holder shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Huntington Common into which the shares represented by the certificate or certificates so surrendered shall have been converted and, if applicable, a check payable to such holder in the amount necessary to pay for any fractional shares of Huntington Common which such holder would otherwise have been entitled to receive, in accordance with subsection 4.2(a)(v) hereof. Huntington shall deliver to the Exchange Agent such share certificates for whole shares of Huntington Common and the amount of cash necessary to pay for all fractional shares of Huntington Common in accordance with subsection 4.2(a)(v) hereof in order to permit the Exchange Agent to promptly deliver such certificates and cash to the holders of shares of First Michigan Common upon its receipt of certificates representing shares of First Michigan Common. No interest shall be payable with respect to either the whole shares of Huntington Common or the cash payable in lieu of fractional shares. Immediately after the third anniversary of the Effective Date, the Exchange Agent shall deliver to the Surviving Corporation any unclaimed balance of cash owing with respect to fractional shares and such cash shall be retained by, and become the property of the Surviving Corporation, free and clear of any claims whatsoever.

          (b) Neither the Surviving Corporation nor the Exchange Agent shall be obligated to deliver a certificate for Huntington Common or a check for cash in lieu of fractional shares to a former shareholder of First Michigan until such former shareholder surrenders the certificate or certificates representing shares of First Michigan Common standing in such former shareholder's name or, if such former shareholder is unable to locate such certificate or certificates, an appropriate affidavit of loss and indemnity agreement and bond as may be required by Huntington. Until so surrendered, each outstanding certificate for shares of First Michigan Common shall be deemed for all corporate purposes (except the payment of dividends) to evidence ownership of the number of whole shares of Huntington Common into which the shares of First Michigan Common represented thereby shall have been converted.

          (c) After the Effective Date, no dividends or distributions payable to holders of record of Huntington Common shall be paid to any holder of an outstanding certificate or certificates formerly representing shares of First Michigan Common until such certificate(s) are surrendered by such holder in accordance with the terms of this Agreement. Promptly upon surrender of such outstanding certificate(s), there shall be paid to such holder of the certificate or certificates for Huntington Common issued in exchange therefor the amount of dividends and other distributions, if any, which theretofore became payable with respect to such full shares of Huntington Common, but which have not theretofore been paid on such stock. No interest shall be payable with respect to the payment of any dividends or other distributions. All such dividends or other distributions unclaimed at the end of three years from the Effective Date shall, to the extent such dividends have been previously paid to the Exchange Agent, be repaid by the Exchange Agent to Huntington, and thereafter the holders of such outstanding certificates for First Michigan Common shall look, subject to applicable escheat, unclaimed funds, and other laws, only to Huntington as general creditors for payment thereof.

          (d) The stock transfer books of First Michigan shall be closed as of the close of business on the day that is one business day prior to the Effective Date. After such date, there shall be no further registration on the records of First Michigan of transfers of outstanding certificates formerly representing shares of First Michigan Common.

          (e) Huntington is empowered to adopt additional reasonable rules and regulations with respect to the matters referred to in this Article 5 not inconsistent with the provisions of this Agreement.

          (f) Adoption of this Agreement by the shareholders of First Michigan shall constitute ratification of the appointment of the Exchange Agent.


                                    ARTICLE 6
                              SHAREHOLDER APPROVAL

     This Agreement shall be submitted to the shareholders of Huntington and First Michigan for approval in accordance with applicable law and their respective Governing Documents as soon as reasonably practicable following the execution of this Agreement.


                                    ARTICLE 7
                            MISCELLANEOUS PROVISIONS

     7.1 Amendment. At any time prior to the Effective Time, the parties hereto may amend, modify, or supplement this Agreement by mutual agreement authorized by their respective boards of directors, whether before or after the shareholders of First Michigan have adopted this Agreement, provided that the number of shares of Huntington Common into which shares of First Michigan Common are to be converted as determined in paragraph 4.2(a) hereof shall not be changed after the shareholders of First Michigan have adopted this Agreement without the approval of such shareholders in the same manner as required for the adoption of this Agreement; and provided, further, that this Agreement may not be amended, modified, or supplemented, except by an instrument in writing executed and delivered by each of the parties hereto.

     7.2 Termination. Unless extended by the mutual agreement of the parties hereto, this Agreement may be terminated, notwithstanding the adoption thereof by the shareholders of Huntington or First Michigan in the manner and under the circumstances set forth in the Supplemental Agreement.

     7.3 Entire Agreement. This Agreement, together with the Supplemental Agreement and any exhibits hereto or thereto, constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, oral or written, among the parties with respect to such subject matter and no party shall be liable or bound to the others in any manner by any covenants, representations, or warranties except as specifically set forth herein or therein.

     7.4 Captions. The captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     7.5 Assignment. Neither this Agreement nor any rights, interests, or obligations hereunder shall be assigned or transferred by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties.

     7.6 Benefit. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their successors in interest any rights or remedies under or by reason of this Agreement.

     7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original for all purposes, but such counterparts taken together shall constitute one and the same instrument.

     7.8 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio without regard to its conflict of laws principles, except to the








                     THIS SPACE INTENTIONALLY LEFT BLANK
extent that Maryland law governs certain aspects of the Merger as it relates to Huntington or Michigan law governs certain aspects of the Merger as it relates to First Michigan.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                              HUNTINGTON BANCSHARES INCORPORATED


                                               By: /s/ Frank Wobst
                                                   Frank Wobst,
                                                   Chairman and Chief Executive
                                                     Officer


                                               FIRST MICHIGAN BANK CORPORATION


                                               By: /s/ David M. Ondersma
                                                   David M. Ondersma, Chairman
                                                     and Chief Executive
                                                     Officer

Exhibit 2.2
                             SUPPLEMENTAL AGREEMENT




                                     BETWEEN




                       HUNTINGTON BANCSHARES INCORPORATED


                                       AND




                         FIRST MICHIGAN BANK CORPORATION





                                Dated May 5, 1997

                                TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS....................................................   2

1.1      Definitions Contained Elsewhere in this Agreement.................   2

         1.2      Definitions Contained in the Merger Agreement............   2

         1.3      Additional Definitions...................................   2

         1.4      Interpretations..........................................  11

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF FIRST MICHIGAN...............  11

         2.1      Organization, Standing, and Power........................  11

         2.2      Authority; No Breach By Agreement........................  12

         2.3      Capital Stock............................................  13

         2.4      First Michigan Subsidiaries..............................  13

         2.5      Financial Statements.....................................  14

         2.6      Absence of Undisclosed Liabilities.......................  14

         2.7      Absence of Certain Changes or Events.....................  14

         2.8      Tax Matters..............................................  15

         2.9      [Reserved]...............................................  16

         2.10     Assets and Insurance.....................................  16

         2.11     Environmental Matters....................................  17

         2.12     Compliance with Laws.....................................  19

         2.13     Labor Relations..........................................  19

         2.14     Employee Benefit Plans...................................  19

         2.15     Material Contracts.......................................  21

         2.16     Legal Proceedings........................................  22

         2.17     Reports..................................................  23

         2.18     Statements True and Correct..............................  23

         2.19     Tax, Regulatory, and Pooling Matters.....................  23

         2.20     State Takeover Laws......................................  24

         2.21     Charter Provisions.......................................  24

         2.22     Compliance with Certain Laws.............................  24

         2.23     Community Reinvestment Act Compliance....................  24

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF HUNTINGTON...................  24

         3.1      Organization, Standing, and Power........................  24

         3.2      Authority; No Breach By Agreement........................  25

         3.3      Capital Stock............................................  25

         3.4      Huntington Subsidiaries..................................  26

         3.5      Financial Statements.....................................  27

         3.6      Absence of Undisclosed Liabilities.......................  27

         3.7      Absence of Certain Changes or Events.....................  27

         3.8      Tax Matters..............................................  27

         3.9      Assets and Insurance.....................................  28

         3.10     Compliance with Laws  ...................................  28

         3.11     Employee Benefit Plans...................................  29

         3.12     Legal Proceedings........................................  30

         3.13     Reports..................................................  30

         3.14     Statements True and Correct..............................  31

         3.15     Tax, Regulatory, and Pooling Matters.....................  31

         3.16     Community Reinvestment Act Compliance....................  31

ARTICLE 4 - MUTUAL COVENANTS OF THE PARTIES................................  32

         4.1      Adverse Changes in Condition.............................  32

         4.2      Reports..................................................  32

         4.3      Registration Statement; Proxy Statements;
                     Shareholder Approval..................................  32

         4.4      Applications.............................................  33

         4.5      Agreement as to Efforts to Consummate....................  33

         4.6      Investigation and Confidentiality........................  33

         4.7      Press Releases...........................................  34

         4.8      Tax and Accounting Treatment.............................  34

         4.9      No Rights Triggered......................................  34

ARTICLE 5 - COVENANTS OF FIRST MICHIGAN....................................  34

         5.1      Conduct of the Business..................................  34

         5.2      Negative Covenants of First Michigan.....................  35

         5.3      Certain Actions..........................................  37

         5.4      Agreements with Respect to Affiliates....................  38

         5.5      Certain Policies of First Michigan.......................  38

         5.6      Agreements with Respect to First Michigan
                     Stock Option Plans....................................  38

ARTICLE 6 - COVENANTS OF HUNTINGTON........................................  39

         6.1      Negative Covenants of Huntington.........................  39

         6.2      Nasdaq Listing...........................................  39

         6.3      Employee Benefits and Contracts..........................  40

         6.4      Indemnification of Directors and Officers................  41

         6.5      Stock Options............................................  42

ARTICLE 7 - CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE..............  42

         7.1      Conditions to Obligations of Each Party..................  42

         7.2      Conditions to Obligations of Huntington..................  44

         7.3      Conditions to Obligations of First Michigan..............  45

ARTICLE 8 - CLOSING        ................................................  46

ARTICLE 9 - TERMINATION....................................................  46

         9.1      Termination..............................................  46

         9.2      Effect of Termination....................................  48

         9.3      Non-Survival of Representations and Covenants............  48

ARTICLE 10 - MISCELLANEOUS.................................................  48

         10.1     Expenses.................................................  48

         10.2     Termination Fee..........................................  48

         10.3     Brokers and Finders......................................  49

         10.4     Entire Agreement.........................................  50

         10.5     Amendments...............................................  50

         10.6     Waivers..................................................  50

         10.7     Assignment...............................................  51

         10.8     Notices..................................................  51

         10.9     Governing Law............................................  52

         10.10    Counterparts.............................................  52

         10.11    Captions.................................................  52

         10.12    Interpretations..........................................  52

         10.13    Enforcement of Agreement.................................  52

         10.14    Severability.............................................  52

         10.15    Benefit..................................................  53


Exhibits:

         1       Warrant Purchase Agreement

         2 Matters as to which Varnum, Riddering, Schmidt & Howlett LLP Shall Opine

         3       Matters as to which Porter, Wright, Morris & Arthur Shall Opine

                             SUPPLEMENTAL AGREEMENT


     THIS SUPPLEMENTAL AGREEMENT (this "Agreement") is made and entered into as of May 5, 1997, by and among FIRST MICHIGAN BANK CORPORATION ("First Michigan"), a Michigan corporation having its principal office located in Holland, Michigan; and HUNTINGTON BANCSHARES INCORPORATED ("Huntington"), a Maryland corporation having its principal office located in Columbus, Ohio.


                                    RECITALS:


     A. Huntington is a registered bank holding company under the BHC Act.

     B. First Michigan is a registered bank holding company under the BHC Act.

     C. Concurrently with the execution and delivery of this Agreement, the Parties are entering into (i) an Agreement and Plan of Merger (the "Merger Agreement"), which provides for the merger of First Michigan into Huntington in accordance with the terms and conditions contained in the Merger Agreement and in this Agreement (the "Merger"), (ii) a certain Warrant Purchase Agreement, in the form attached as Exhibit 1 hereto (the "Warrant Purchase Agreement"), and
(iii) a certain Warrant, in the form attached as Attachment A to the Warrant Purchase Agreement (the "Warrant"). (This Agreement, together with the Merger Agreement, the Warrant Purchase Agreement, and the Warrant are sometimes hereinafter collectively referred to as the "Merger Documents.")

     D. The Parties desire to enter into this Agreement for the purpose of setting forth certain representations, warranties, and covenants made by each party as an inducement to the other parties to execute and deliver the Merger Agreement and to consummate the Merger and to set forth certain additional terms and conditions applicable to the Merger.


                                   AGREEMENT:


     NOW, THEREFORE, in consideration of the above recitals and the mutual warranties, representations, covenants, and agreements set forth herein, the Parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     1.1 Definitions Contained Elsewhere in this Agreement. For purposes of this Agreement, the following terms shall have the meanings ascribed to them in the Preamble or Recitals of this Agreement:

         this "Agreement";

         "First Michigan";

         "Huntington";

         the "Merger";

         the "Merger Agreement";

         the "Merger Documents";

         the "Warrant";

         the "Warrant Purchase Agreement";

     1.2 Definitions Contained in the Merger Agreement. For purposes of this Agreement, the following terms shall have the meanings ascribed to them in the Merger Agreement:

         the "Effective Date";

         the "Effective Time";

         "First Michigan Common";

         the "First Michigan 1997 Stock Dividend";

         the "First Michigan Stock Option Plans";

         the "First Michigan Stock Options";

         "Huntington Common"; and

         the "Surviving Corporation";

     1.3 Additional Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

          "Acquisition Transaction" shall mean a transaction involving (A) the sale or other disposition of more than 20 percent of the shares of the capital stock or any other class of voting securities of First Michigan, including, but not limited to, a Tender Offer, involving any Person other than Huntington or a Huntington Affiliate, (B) the sale or other disposition of 15 percent or more of the consolidated assets or deposits of First Michigan or of the banks owned by First Michigan, in the aggregate, to any Person other than Huntington or a Huntington Affiliate, or (C) a merger or consolidation involving First Michigan and any Person other than Huntington or a Huntington Affiliate, other than a transaction pursuant to which First Michigan will be the surviving corporation and the current shareholders of First Michigan will be the owners of a majority of the stock of the surviving corporation following the transaction.

          "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

          "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

          "BHC Act" shall mean the federal Bank Holding Company Act of 1956, as amended.

          "CERCLA"   shall  mean  the   Comprehensive   Environmental   Response
     Compensation and Liability Act, as amended, 42 U.S.C. 9601, et seq.

          "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

          "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets, or business.

          "Default" shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or
     (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

          "Disclosure Memorandum" shall mean the written information entitled "Disclosure Memorandum" delivered by First Michigan to Huntington prior to the date of this Agreement identifying the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

          "Employee Benefit Plan" of a Party shall mean any and all employee benefit plans of such Party as defined in ERISA, including, but not limited to, and all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by a Party or any Subsidiary thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate.

          "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including CERCLA, RCRA, and other Laws relating to emissions, discharges, releases or threatened releases of any Hazardous Substance, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substance.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" shall have the meaning provided in Section 2.14 of this Agreement.

          "ERISA Plan" of a Party shall mean an Employee Benefit Plan of that Party or any Subsidiary of such Party which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA

          "Exhibits" 1 through 3, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

          "FDIC" shall mean the Federal Deposit Insurance Corporation.

          "First Michigan Bonus Plan" shall mean the First Michigan Management Bonus Plan, as in effect as of the date of this Agreement.

          "First Michigan Bonus Plan Participants" shall mean all employees of First Michigan who are participants in the First Michigan Bonus Plan on the Effective Date, in accordance with the terms of the First Michigan Bonus Plan.

          "First Michigan Bonus Pool" shall mean the estimated aggregate dollar amount that would be or become payable under the First Michigan Bonus Plan for the entire 1997 calendar year, in the agreed amount of $3,400,000 (which amount was calculated without regard to any accounting or accrual adjustments that may be required under or resulting from the Merger Documents or the transactions contemplated thereby), multiplied by a fraction, the numerator of which is the number of days between January 1, 1997, and the Effective Date (inclusive), and the denominator of which is 365.

          "First Michigan Companies" shall mean, collectively, First Michigan and all First Michigan Subsidiaries.

          "First Michigan Financial Statements" shall mean (i) the consolidated balance sheets of First Michigan (including related notes and schedules, if any) as of December 31, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 1996, 1995, and 1994, with the report thereon of BDO Seidman, LLP, as filed by First Michigan in SEC Documents, and (ii) the unaudited consolidated balance sheets of First Michigan (including related notes and schedules, if any), and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed by First Michigan with respect to periods ended subsequent to December 31, 1996.

          "First   Michigan  Rights   Agreement"   shall  mean  the  Shareholder
     Protection Rights Agreement of First Michigan Bank Corporation dated October 11, 1990, as amended.

          "First Michigan Subsidiaries" shall mean the Subsidiaries of First Michigan, which shall include the First Michigan Subsidiaries described in
     Section 2.4 of the Disclosure Memorandum and any corporation, bank, savings association, or other organization acquired as a Subsidiary of First Michigan after the date of this Agreement and owned by First Michigan at the Effective Time.

          "GAAP"   shall  mean   generally   accepted   accounting   principles,
     consistently applied during the periods involved.

          "Governing Documents" of a Person shall mean, collectively, the charter, articles of incorporation, certificate of incorporation, bylaws, and regulations, as applicable, of such Person and any and all other documents governing the internal affairs of such Person.

          "Hazardous Substance" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

          "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Huntington Capital Stock" shall mean, collectively, the Huntington Common, the Huntington Preferred Stock and any other class or series of capital stock of Huntington.

          "Huntington Companies" shall mean, collectively, Huntington and all Huntington Subsidiaries.

          "Huntington Financial Statements" shall mean (i) the consolidated balance sheets of Huntington (including related notes and schedules, if any) as of December 31, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 1996, 1995, and 1994, with the report thereon of Ernst & Young LLP, as filed by Huntington in SEC Documents, and (ii) the unaudited consolidated balance sheets of Huntington (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to December 31, 1996.

          "Huntington Preferred Stock" shall mean the "blank" serial preferred stock of Huntington, without par value.

          "Huntington Rights" shall mean the preferred stock purchase rights issued pursuant to the Huntington Rights Agreement.

          "Huntington   Rights   Agreement"   shall  mean  that  certain  Rights
     Agreement; dated as of February 22, 1990, as amended, between Huntington and The Huntington Trust Company, N.A., as Rights Agent.

          "Huntington Subsidiaries" shall mean the Subsidiaries of Huntington, whether currently a Subsidiary of Huntington or acquired as a Subsidiary of Huntington after the date of this Agreement and owned by Huntington at the Effective Time.

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known or should reasonably have been known by the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, ("in-house") General Counsel, any ("in-house") Assistant or Deputy General Counsel, or any Senior or Executive Vice President of such Person.

          "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

          "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

          "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of banking business, and (iii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

          "Litigation" shall mean any action, arbitration, cause of action, claim, com plaint, criminal prosecution, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, by any Person alleging potential Liability, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

          "Loan Property" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

          "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

          "Material Adverse Effect" on a Party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under the Merger Documents or to consummate the Merger or the other transactions contemplated thereby, provided that "material adverse impact" shall not be deemed to include the impact of (x) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (y) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, and (z) the Merger and compliance with the provisions of the Merger Documents on the operating performance of the Parties.

          "Merger Agreement" shall mean the Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "Nasdaq National Market" shall mean the National Market System of the National Association of Securities Dealers Automated Quotations System.

          "1933 Act" shall mean the Securities Act of 1933, as amended.

          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

          "OCC" shall mean the Office of the Comptroller of the Currency.

          "Operational Real Property" shall mean the Real Property owned or leased by any First Michigan Company and used in the operation of its business.

          "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

          "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the "management," as such term is defined in CERCLA, and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

          "Party" shall mean either First Michigan or Huntington, and "Parties" shall mean both First Michigan and Huntington.

          "Pension Plan" of a Party shall mean any ERISA Plan of that Party or any Subsidiary of such Party which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code).

          "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

          "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

          "Proxy Statement" shall mean the proxy statement used by First Michigan or Huntington respectively to solicit the approval of its shareholders of the transactions contemplated by the Merger Documents which, in the case of First Michigan, shall include the prospectus of Huntington relating to the issuance of shares of Huntington Common to holders of shares of First Michigan Common.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901, et seq.

          "Real Property" shall mean any and all real property owned or leased by any First Michigan Company.

          "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Huntington under the 1933 Act with respect to the shares of Huntington Common to be issued to the shareholders of First Michigan in the Merger.

          "Regulatory Authorities" shall mean, collectively, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the FDIC, the OCC, the Michigan Financial Institutions Bureau, all other state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, and the SEC.

          "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

          "Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

          "SEC" shall mean the Securities and Exchange Commission.

          "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

          "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder, and the blue sky, securities, or similar laws of the various states, as applicable.

          "Shareholders' Meeting" of a Party shall mean the meeting of the shareholders of such Party to be held pursuant to Section 4.3 of this Agreement, including any adjournment or adjournments thereof.

          "Subsidiaries" of a Party shall mean all those corporations, banks, associations, or other entities of which the Party owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

          "Tax" or "Taxes" shall mean any federal, state, county, local, or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, and other taxes, assessments, charges, fares, or impositions, including interest, penalties, and additions imposed thereon or with respect thereto.

          "Tender Offer" shall mean a tender or exchange offer made by any Person other than Huntington or an Affiliate of Huntington to acquire equity securities of First Michigan if, upon the completion of the transactions proposed in such offer, such Person would own or have the right to acquire beneficial ownership of more than 20 percent of the capital stock or any other class of voting securities of First Michigan.

     1.4 Interpretations. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."


                                    ARTICLE 2
                REPRESENTATIONS AND WARRANTIES OF FIRST MICHIGAN

     First Michigan hereby represents and warrants to Huntington as follows:

     2.1 Organization, Standing, and Power.

          (a) First Michigan is duly registered as a bank holding company under the BHC Act. Each of the First Michigan Companies is organized, validly existing, and in good standing under the Laws of the United States or its respective state of incorporation or formation and has the corporate power and authority necessary to carry on its business as now conducted and to own, lease, and operate its material Assets. Each First Michigan Company is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First Michigan.

          (b) The Disclosure Memorandum contains true and complete copies of all of the Governing Documents of First Michigan.

          (c) The minute books of First Michigan accurately reflect in all material respects all corporate meetings held or actions taken since
     January  1,  1996,  by the  shareholders  or  Board of  Directors  of First
     Michigan.

     2.2 Authority; No Breach By Agreement.

          (a) First Michigan has the corporate power and authority necessary to execute, deliver, and perform its obligations under the Merger Documents and to consummate the transactions contemplated thereby. The execution, delivery, and performance of the Merger Documents and the consummation of the transactions contemplated therein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of First Michigan, subject to the approval of the Merger Agreement and this Agreement by a two-thirds majority of the outstanding shares of First Michigan Common, which is the only shareholder vote required for approval of the Merger Documents and the consummation of the Merger by First Michigan. Subject to such requisite shareholder approval, the Merger Documents represent the legal, valid, and binding obligations of First Michigan, enforceable against First Michigan in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Except as disclosed in Section 2.2 of the Disclosure Memorandum, neither the execution and delivery of the Merger Documents by First Michigan nor the consummation by First Michigan of the transactions contemplated thereby, nor compliance by First Michigan with any of the provisions thereof, will (i) conflict with or result in a breach of any provision of First Michigan's Governing Documents, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any First Michigan Company, under any material Contract or Permit of any First Michigan Company, or (iii) subject to receipt of the requisite approvals referred to in Section 7.1(a) and (b) of this Agreement, violate any Law or Order applicable to any First Michigan Company or any of their respective material Assets.

          (c) Other than in connection or compliance with the provisions of applicable state corporate and Securities Laws and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any Employee Benefit Plans, or under the HSR Act, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by First Michigan of the Merger and the other transactions contemplated in the Merger Documents.

     2.3 Capital Stock.

          (a) The authorized capital stock of First Michigan consists of 50,000,000 shares of First Michigan Common, 26,475,960 of which are issued and outstanding as of the date of this Agreement (approximately 27,799,758 shares as adjusted to give effect to the First Michigan 1997 Stock Dividend) and 1,000,000 shares of preferred stock, without par value, none of which was outstanding on the date of this Agreement. All of the issued and outstanding shares of First Michigan Common are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of capital stock of First Michigan has been issued in violation of any preemptive rights of the current or past shareholders of First Michigan. First Michigan has reserved 1,139,079 shares of First Michigan Common for issuance under the First Michigan Stock Option Plans (approximately 1,196,033 shares as adjusted to give effect to the First Michigan 1997 Stock Dividend), pursuant to which options to purchase not more than 999,079 shares (approximately 1,049,033 shares as adjusted to give effect to the First Michigan 1997 Stock Dividend) of First Michigan Common are outstanding.

          (b) Except for the Warrant, the Warrant Purchase Agreement, and the First Michigan Rights Agreement, and except as set forth in Section 2.3(a) of this Agreement or as disclosed in Section 2.3 of the Disclosure Memorandum, there are no shares of capital stock or other equity securities of First Michigan outstanding and no outstanding Rights relating to the capital stock of First Michigan. The execution and delivery of the Merger Documents does not, and the consummation of the Merger and the other transactions contemplated by the Merger Documents will not (i) result in the grant of any Rights to any Person under the First Michigan Rights
     Agreement, (ii) result in separation from the shares of First Michigan Common of the Rights granted under the First Michigan Rights Agreement,
     (iii) permit any holder of any of the Rights under the First Michigan Rights Agreement to exercise any such Rights, or (iv) give any Person any Right to purchase any securities issued by Huntington, including, without limitation, any Rights as a result of a "Flip-over Transaction or Event" under Section 3.2 of the First Michigan Rights Agreement. First Michigan and FMB-First Michigan Bank and FMB-Trust, as Rights Agents, have properly authorized and executed a certain Amendment to Shareholder Protection Rights Agreement, dated as of the date of this Agreement, but executed prior to the execution of this Agreement, a copy of which has been furnished to Huntington.

     2.4 First Michigan Subsidiaries. Section 2.4 of the Disclosure Memorandum contains a true and complete list of all of the First Michigan Subsidiaries as of the date of this Agreement. Fifteen of the First Michigan Subsidiaries are state banks chartered under Michigan Law (the "First Michigan Banks"). Except as disclosed in Section 2.4 of the Disclosure Memorandum, First Michigan or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each First Michigan Subsidiary. No equity securities of any First Michigan Subsidiary are or may become required to be issued by reason of any Rights, and there are no Contracts by which any First Michigan Subsidiary is bound to issue additional shares of its capital stock or Rights. There are no Contracts relating to the rights of any First Michigan Company to vote or to dispose of any shares of the capital stock of any First Michigan Subsidiary. All of the shares of capital stock of each First Michigan Subsidiary held by a First Michigan Company are fully paid and, except pursuant to Section 201 of the Michigan Banking Code in the case of the First Michigan Banks, are owned by the First Michigan Company free and clear of any Lien. Each of the First Michigan Banks except FMB-Trust is an "insured institution," as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund.

     2.5 Financial Statements. First Michigan has delivered to Huntington copies of all First Michigan Financial Statements for periods ended prior to the date hereof and will deliver to Huntington copies of all First Michigan Financial Statements prepared subsequent to the date hereof. The First Michigan Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are, or if dated after the date of this Agreement, will be, in accordance with the books and records of First Michigan, which are or will be, as the case may be, complete and correct in all material respects and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (ii) present or will present, as the case may be, fairly the consolidated financial position of First Michigan as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of First Michigan for the periods indicated, in accordance with GAAP or regulatory accounting principles applicable to bank holding companies generally (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, subject to normal recurring year-end and audit adjustments that are not material in amount or effect).

     2.6 Absence of Undisclosed Liabilities. Except as disclosed in Section 2.6 of the Disclosure Memorandum, as of December 31, 1996, no First Michigan Company had any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First Michigan, except Liabilities which were accrued or reserved against in the consolidated balance sheets of First Michigan as of December 31, 1996, included in the First Michigan Financial Statements. Except as disclosed in Section 2.6 of the Disclosure Memorandum, no First Michigan Company has incurred or paid any Liability since December 31, 1996, except for (i) such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First Michigan, (ii) such Liabilities that are expressly permitted hereunder, and (iii) such Liabilities incurred in connection with the negotiation and consummation of the transactions contemplated hereunder.

     2.7 Absence of Certain Changes or Events. Except as disclosed in the First Michigan Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 2.7 of the Disclosure Memorandum, since December 31, 1996, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First Michigan, and (ii) First Michigan has not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken or occurring after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants or agreements of First Michigan provided in this Agreement. Specifically, but without in any way limiting the foregoing, except as described in Section 2.7 of the Disclosure Memorandum, since December 31, 1996, no First Michigan Company has:

          (a) merged with any other corporation or bank, or permitted any other corporation or bank to merge into or consolidate with it; acquired control over any other firm, bank, corporation, or organization;

          (b) incurred any indebtedness, obligations, or liabilities, whether absolute, accrued, contingent, or otherwise, including, without limitation, liabilities as guarantor under any guaranty, other than indebtedness, obligations, and liabilities incurred in the ordinary course of its business or incurred under the contracts and commitments referred to in
     Section 2.15 hereof;

          (c) forgiven or cancelled any indebtedness or contractual obligation, other than in the ordinary course of business;

          (d) purchased, sold, transferred, liquidated, or otherwise acquired or disposed of any material Assets or properties, or entered into any contract for any such purchase, sale, transfer, liquidation, acquisition, or disposition, other than in the ordinary course of business;

          (e) entered into any material lease of real or personal property other than in the ordinary course of business;

          (f) declared, paid, made, or set apart any sum or property for, any dividend or other distribution, or otherwise paid or transferred any funds or property to its shareholders, other than the First Michigan 1997 Stock Dividend, a cash dividend in the amount of $0.18 per share, paid on January 31, 1997, to holders of First Michigan Common of record on December 31, 1996, and a cash dividend in the amount of $0.18 per share, paid on April 30, 1997, to holders of First Michigan Common of record on March 31, 1997;

          (g) made any loans or loan commitments, other than in the ordinary course of business, to any Affiliate of First Michigan (or any person or business entity controlled by or affiliated with such an Affiliate);

          (h) entered into any transaction involving the expenditure of more than $200,000, other than in the ordinary course of business, except pursuant to and in accordance with the terms of the contracts and commitments referred to in Section 2.15 hereof;

          (i) adopted any change in any accounting policy or method, except as appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

          (j) revalued any asset or adjusted any reserve other than in the ordinary course of business.

     2.8 Tax Matters. Except as may be disclosed in Section 2.8 of the Disclosure Memorandum:

          (a) All Tax returns required to be filed by or on behalf of any of the First Michigan Company have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time and all returns filed are complete and accurate, except for failures, if any, which, taken together, would not have a Material Adverse Effect on First Michigan. All Taxes shown on filed returns have been paid or adequate provision therefor has been made in the First Michigan Financial Statements. As of the date of this Agreement, there is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on First Michigan, except as reserved against in the First Michigan Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 2.8 of the Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled Tax examinations or concluded Tax Litigation have been paid or adequate provision therefor has been made in the First Michigan Financial Statements.

          (b) None of the First Michigan Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

          (c) Adequate provision for any Taxes due or to become due for any of the First Michigan Companies for the period or periods through and including the date of the respective First Michigan Financial Statements has been made and is reflected on such First Michigan Financial Statements in accordance with GAAP.

          (d) Deferred Taxes of the First Michigan Companies have been provided for in accordance with GAAP.

          (e) Each of the First Michigan Companies is in material compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

          (f) Except as disclosed in Section 2.8 of the Disclosure Memorandum, First Michigan has not received any notification of an audit of its federal income tax returns for any tax years since 1988.

     2.9 [Reserved]

     2.10 Assets and Insurance.

          (a) Except as disclosed in Section 2.10 of the Disclosure Memorandum or as disclosed or reserved against in the First Michigan Financial Statements delivered prior to the date of this Agreement, First Michigan has good and marketable title, free and clear of all Liens, to all of its Assets which are material to the operation of its business. All Assets which are material to First Michigan's business and that are held under leases or subleases by First Michigan, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

          (b) To its Knowledge, First Michigan currently maintains insurance and blanket bonds (collectively, "Insurance") similar in amounts, scope, and coverage to that customarily maintained by other bank organizations comparable in size and operation to First Michigan. First Michigan has not received notice from any Insurance carrier that (i) such Insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as set forth in Section 2.16 of the Disclosure Memorandum, there are presently no material claims pending under such policies of Insurance and no notices have been given by First Michigan under such policies with respect to any material potential or actual claims and First Michigan has no Knowledge of any events that require any such notice to be given. All premiums due under the policies of Insurance have been paid and First Michigan has not failed to give any notice or to present a material claim in due and timely fashion under any such policy of Insurance.

          (c) Section 2.10 of the Disclosure Memorandum sets forth a list of the addresses all Operational Real Property. To the Knowledge of First
     Michigan, the Operational Real Property and the use of such Operational Real Property by First Michigan does not violate zoning, land use laws, governmental regulations or restrictive covenants, except where such violation would not have a Material Adverse Effect on First Michigan. To the Knowledge of First Michigan, (i) the Operational Real Property and the use thereof by First Michigan do not encroach upon any property owned by any other person, and (ii) no property owned by any other person encroaches upon any of the Operational Real Property, except where such encroachment would not have a Material Adverse Effect on First Michigan.

     2.11 Environmental Matters. Except as disclosed in Section 2.11 of the Disclosure Memorandum:

          (a) To the Knowledge of First Michigan, each First Michigan Company's Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First Michigan.

          (b) There is no Litigation pending or, to the Knowledge of First Michigan, threatened before any court, governmental agency, or authority or other forum in which any First Michigan Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any

     Hazardous Substance, whether or not occurring at, on, under, or involving a site owned, leased, or operated by any First Michigan Company or any of its Participation Facilities, except for such Litigation, pending or threatened, that, if a judgment adverse to a First Michigan Company were to be rendered in such Litigation, would not have, individually or in the aggregate, a Material Adverse Effect on First Michigan.

          (c)  There is no  Litigation  pending  or, to the  Knowledge  of First
     Michigan, threatened before any court, governmental agency, or board or other forum in which any First Michigan Company or any of its Loan Properties has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or
     (ii) relating to the release into the environment of any Hazardous Substance, whether or not occurring at, on, under, or involving a Loan Property, except for such Litigation, pending or threatened, that, if a judgment adverse to a First Michigan Company were to be rendered in such Litigation, would not have, individually or in the aggregate, a Material Adverse Effect on First Michigan.

          (d) To the Knowledge of First Michigan, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c) above, except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First Michigan.

          (e) During the period of (i) any First Michigan Company's ownership or operation of any of their respective current properties, (ii) any First Michigan Company's participation in the management of any Participation Facility, or (iii) to the Knowledge of First Michigan, any First Michigan Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Substance in, on, under, or affecting such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First Michigan. Prior to the period of (i) any First Michigan Company's ownership or operation of any of their respective current properties, (ii) any First Michigan Company's participation in the management of any Participation Facility, or
     (iii) any First Michigan Company's holding of a security interest in a Loan Property, to the Knowledge of First Michigan, there were no releases of Hazardous Substance in, on, under, or affecting any such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First Michigan.1

          (f) (i) No claims have been made or, to the Knowledge of First Michigan, threatened at any time by any third Person against any First
     Michigan Company relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any Hazardous Substance; (ii) none of the Real Property has been used by any First Michigan Company for the storage or disposal of Hazardous Substances, except in compliance with applicable Law, nor, to the Knowledge of First Michigan, is any of the Real Property contaminated by any Hazardous Substance; and (iii) to the Knowledge of First Michigan, none of the Real Property has in the past contained or presently contains any underground storage tanks; except to the extent that any of the matters set forth in items (i), (ii), and (iii) above would not have a Material Adverse Effect on First Michigan.

     2.12 Compliance with Laws. Each First Michigan Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits, the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First Michigan, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First Michigan. Except as disclosed in Section 2.12 of the Disclosure Memorandum, no First Michigan Company:

          (a) is in Default under its Governing Documents;

          (b) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First Michigan;

          (c) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any such entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have a Material Adverse Effect on First Michigan, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have a Material Adverse Effect on First Michigan, or (iii) requiring any such entity to enter into or consent to the issuance of a cease and desist order, supervisory letter, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any resolution of the Board of Directors of such entity or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends, and is subject to any such agreement under, letter of understanding; or

          (d) directly or indirectly engages in any material activity prohibited to be conducted by such entity, or owns any material Assets prohibited to be held by such entity.

     2.13 Labor Relations. Except as set forth in Section 2.13 of the Disclosure Memorandum, no First Michigan Company is the subject of any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any First Michigan Company, pending or, to the Knowledge of First Michigan, threatened, or, to the Knowledge of First Michigan, is there any activity involving any First Michigan Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     2.14 Employee Benefit Plans.

          (a) First Michigan has disclosed in Section 2.14 of the Disclosure Memorandum, and has delivered or made available to Huntington prior to the execution of this Agreement copies in each case of, all First Michigan Benefit Plans.

          (b) No First Michigan Pension Plan is or has been a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

          (c) Except as disclosed in Section 2.14 of the Disclosure Memorandum, all First Michigan Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, including the 1986 amendments thereto, and any other applicable Laws, the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First Michigan.

          (d) Except as disclosed in Section 2.14 of the Disclosure Memorandum, each First Michigan ERISA Plan which is intended to be qualified under
     Section 401(a) of the Internal Revenue Code has received a favorable determination letter which takes into account the Tax Reform Act of 1986 and subsequent legislation for which a determination letter is available from the Internal Revenue Service, and First Michigan is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of First Michigan, no First Michigan Company has engaged in a transaction with respect to any First Michigan Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any First Michigan Company to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First Michigan.

          (e) Except as disclosed in Section 2.14 of the Disclosure Memorandum, no First Michigan Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements and assuming the adoption of interest rates and mortality tables described in Section 417(e)(3)(A)(i) and the use of such interest rates published in January 1997, and assuming that all participants take a lump sum distribution of their vested accrued benefits on January 1, 1997.

          (f) Except as disclosed in Section 2.14 of the Disclosure Memorandum, since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any First Michigan Pension Plan, (ii) no change in the actuarial assumptions with respect to any First Michigan Pension Plan, and (iii) no increase in benefits under any First
     Michigan Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on any First Michigan Company or materially adversely affect the funding status of any such plan.

          (g) Except as disclosed in Section 2.14 of the Disclosure Memorandum, neither any First Michigan Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any First Michigan Company, or the single-employer plan of any entity which is considered one employer with First Michigan under
     Section  4001 of ERISA  or  Section  414 of the  Internal  Revenue  Code or
     Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA. No First Michigan

     Company has provided, or is required to provide, security to a First Michigan Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

          (h) Except as disclosed in Section 2.14 of the Disclosure Memorandum, within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any First Michigan Company with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on First Michigan. No First Michigan Company has incurred any withdrawal Liability with respect to a multi-employer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on First Michigan. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any First Michigan Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

          (i) Except as disclosed in Section 2.14 of the Disclosure Memorandum, no First Michigan Company has any Liability for retiree health and life benefits under any of the First Michigan Benefit Plans and there are no restrictions on the rights of such First Michigan to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on First Michigan.

          (j) Except as disclosed in Section 2.14 of the Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by the Merger Documents, will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any First Michigan Company from any First Michigan Company under any First Michigan Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any First Michigan Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

          (k) All liabilities under any First Michigan Benefit Plan, other than benefits accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the audited First Michigan Financial Statements to the extent required by and in accordance with GAAP.

     2.15 Material Contracts.

          (a) The Disclosure Memorandum contains a complete and correct list of all material Contracts to which any First Michigan Company is a party, by which any First Michigan Company or any of its property is bound, or which has been authorized by any such First Michigan Company, of the following types (collectively, the "First Michigan Contracts"):

               (i) promissory notes, guaranties, mortgages, security agreements, or other evidences of indebtedness of First Michigan, other than (A) Contracts evidencing deposit liabilities, purchases of federal funds, secured repurchase agreements, Federal Reserve Bank advances, Federal Home Loan Bank advances, trade payables incurred in the ordinary course of business, (B) Contracts relating to borrowings or guarantees made in the ordinary course of business, or (D) Contracts that are terminable without penalty on 60 or fewer days' notice or that involve less than $200,000 in the aggregate;

               (ii) employment, bonus, compensation, severance, or consulting agreements, other than any such Contracts that are terminable without penalty on 60 or fewer days' notice or that involve less than $200,000 in the aggregate;

               (iii) any Rights plan of First Michigan, including any stock option plan, stock appreciation rights plan, restricted stock option plan or stock purchase plan;

               (iv) collective bargaining agreements or other agreement with or to a labor union or guild;

               (v) any contract, arrangement, commitment or understanding which is a "material contract" as such term is defined in Item 601(b)(10) of the Regulation S-K of the Securities and Exchange Commission; and

               (vi) any contract, arrangement, commitment, or understanding which would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by the Merger Documents.

With respect to each First Michigan  Contract and except as disclosed in Section
2.15 of the Disclosure Memorandum: (i) the Contract is in full force and effect;
(ii) First Michigan is not in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First Michigan; (iii) First Michigan has not repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the knowledge of First Michigan, in Default in any respect, other than Defaults which are not reasonable likely to have, individually or in the aggregate, a Material Adverse Effect on First Michigan, or has repudiated or waived any material provision thereunder.

     2.16 Legal Proceedings. Except as disclosed in Section 2.16 of the Disclosure Memorandum, there is no Litigation instituted or pending or, to the Knowledge of First Michigan, threatened (or unasserted but considered probable of assertion and which, if asserted, would have at least a reasonable probability of an unfavorable outcome) against any First Michigan Company, or against any Asset, interest, or right of any of them, that seeks to enjoin, delay, or prevent the execution, delivery, or performance of the Merger Documents or the completion of the transactions contemplated therein or herein, or that, if a judgment adverse to a First Michigan Company were to be rendered in such Litigation, would have, individually or in the aggregate, a Material
Adverse Effect on First Michigan, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any First Michigan Company that would have, individually, or in the aggregate, a Material Adverse Effect on First Michigan. Section 2.16 of the Disclosure Memorandum contains a copy of each audit letter response received by First Michigan from attorneys for any First Michigan Company in connection with the preparation of the

Financial Statements of First Michigan or otherwise since December 31, 1996, relating to any Litigation pending as of the date of this Agreement to which any First Michigan Company is a party and which names any First Michigan Company as a defendant or cross- defendant, and a brief summary report of any such Litigation that is not discussed in such audit letter responses.

     2.17 Reports. Since January 1, 1991, or the date of organization if later, each First Michigan Company has timely filed all material reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any applicable federal or state securities or bank authorities, except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First Michigan. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     2.18 Statements True and Correct. None of the information supplied or to be supplied by any First Michigan Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Huntington with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any First Michigan Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to First Michigan's shareholders in connection with the First Michigan Shareholders' Meeting or the Proxy Statement to be mailed to Huntington's shareholders in connection with the Huntington Shareholders' Meeting, and any other documents to be filed by a First Michigan or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated by the Merger Documents, will, at the respective time such documents are filed, and with respect to the Proxy Statements, when first mailed to the respective shareholders of First Michigan and Huntington, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statements or any amendment thereof or supplement thereto, at the time of the First Michigan or Huntington Shareholders' Meeting, as applicable, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the First Michigan or Huntington Shareholders' Meeting. All documents that any First Michigan Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated by the Merger Documents will comply as to form in all material respects with the provisions of applicable Law.

     2.19 Tax, Regulatory, and Pooling Matters. No First Michigan Company nor, to the Knowledge of First Michigan, any Affiliate thereof, has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to
(i) prevent the transactions contemplated by the Merger Documents, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) materially impede or delay receipt of any

Consents of Regulatory Authorities referred to in Section 7.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section, or (iii) prevent Huntington from accounting for the Merger as a pooling of interests in accordance with GAAP and applicable SEC regulations.

     2.20 State Takeover Laws. Each First Michigan Company has taken all necessary steps to exempt the transactions contemplated by the Merger Documents from any applicable state takeover Law.

     2.21 Charter Provisions. First Michigan has taken all action so that the entering into of the Merger Documents and the consummation of the Merger and the other transactions contem plated by the Merger Documents do not and will not result in the grant of any rights to any Person under the Governing Documents of any First Michigan Company or restrict or impair the ability of Huntington or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of First Michigan that may be directly or indirectly acquired or controlled by Huntington or any of its Subsidiaries.

     2.22 Compliance with Certain Laws. Except as disclosed in Section 2.22 of the Disclosure Memorandum, First Michigan is in compliance with all currently applicable capital requirements and guidelines prescribed by all appropriate federal or state Regulatory Authorities.

     2.23 Community Reinvestment Act Compliance. No First Michigan Company has received any notice of non-compliance with the applicable provisions of the CRA and the regulations promulgated thereunder, and First Michigan has received a CRA rating of satisfactory or better from the FDIC. First Michigan knows of no fact or circumstance or set of facts or circumstances which would cause First Michigan to fail to comply with such provisions or to cause the CRA rating of First Michigan to fall below satisfactory.


                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF HUNTINGTON

     Huntington hereby represents and warrants to First Michigan as follows:

     3.1 Organization, Standing, and Power. Huntington is duly registered as a bank holding company under the BHC Act. Huntington is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Maryland, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Huntington is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Huntington.

     3.2 Authority; No Breach By Agreement.

          (a) Huntington has the corporate power and authority necessary to execute, deliver and perform its obligations under the Merger Documents and to consummate the transac tions contemplated thereby. The execution, delivery and performance of the Merger Documents and the consummation of the transactions contemplated herein and therein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Huntington, subject to the approval of this Agreement by a two-thirds majority of the outstanding shares of Huntington Common which is the only shareholder vote required for approval of the Merger Documents and the consummation of the Merger by Huntington. Subject to the requisite shareholder approval, the Merger Documents represent the legal, valid, and binding obligations of Huntington, enforceable against Huntington in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of the Merger Documents by Huntington, nor the consummation by Huntington of the transactions contemplated thereby, nor compliance by Huntington with any of the provisions thereof or hereof, will (i) conflict with or result in a breach of any provision of Huntington's Governing Documents, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Huntington Company under, any Contract or Permit of any Huntington Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Huntington, or, (iii) subject to receipt of the requisite approvals referred to in
     Section 7.1(a) and (b) of this Agreement, violate any Law or Order applicable to any Huntington Company or any of their respective material Assets.

          (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and Securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Huntington, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Huntington of the Merger and the other transactions contemplated in the Merger Documents.

     3.3 Capital Stock.

          (a) The authorized capital stock of Huntington consists of (i) 300,000,000 shares of Huntington Common, of which 144,739,081 shares were issued and outstanding as of April 22, 1997, and (ii) 6,617,808 shares of Huntington Preferred Stock, none of which are designated, issued or outstanding. All of the issued and outstanding shares of Huntington Common are, and all of the shares of Huntington Common to be issued in exchange for shares of First Michigan Common upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable. None of the outstanding shares of Huntington Capital Stock has been, and none of the shares of Huntington Common to be issued in exchange for shares of First Michigan Common upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of Huntington.

          (b) There are no Rights relating to the outstanding shares of Huntington Common other than those provided under the Huntington Rights Agreement and each outstanding share of Huntington Common, including those to be issued to the shareholders of First Michigan in the Merger will have the Rights provided under the Huntington Rights Agreement. The execution and delivery of the Merger Documents does not, and the consummation of the Merger and the other transactions contemplated by the Merger Documents will not, (i) result in the grant of any Rights to any Person under the Huntington Rights Agreement, (ii) result in separation from the shares of Huntington Common of the Rights granted under the Huntington Rights
     Agreement, (iii) permit any holder of any of the Rights under the Huntington Rights Agreement to exercise any such Rights, or (iv) give any Person any Right to purchase any securities issued by Huntington (other than to First Michigan's shareholders as contemplated in the Merger Agreement).

          (c) Huntington has taken all corporate action necessary to reserve for issuance a sufficient number of shares of Huntington Common for delivery upon the exercise of the First Michigan Stock Options to be converted in accordance with the terms of the Merger Agreement, and the shares of Huntington Common issuable upon the exercise of the First Michigan Stock Options so converted shall be included under an existing effective registration statement with respect to such shares of Huntington Common

     3.4 Huntington Subsidiaries. Huntington or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each Huntington Subsidiary. No equity securities of any Huntington Subsidiary are or may become required to be issued by reason of any Rights, and there are no Contracts by which any Huntington Subsidiary is bound to issue additional shares of its capital stock or Rights. There are no Contracts relating to the rights of any Huntington Company to vote or to dispose of any shares of the capital stock of any Huntington Subsidiary. All of the shares of capital stock of each Huntington Subsidiary held by a Huntington Company are fully paid and, except pursuant to 12 U.S.C. Section 55 in the case of national banks and comparable provisions of applicable state Laws, if any, in the case of any state-chartered depository institutions, are owned by a Huntington Company free and clear of any Lien. Each Huntington Subsidiary is a corporation, national bank, state-chartered bank, or other federal or state depository institution and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Huntington Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Huntington. Each of the Huntington Subsidiaries that is a depository institution is an "insured institution," as defined in the Federal

Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund.

     3.5 Financial Statements. Huntington has delivered to First Michigan all Huntington Financial Statements and will deliver to First Michigan copies of all Huntington Financial Statements prepared subsequent to the date hereof. The
Huntington Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are in accordance with the books and records of the Huntington Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (ii) present or will present, as the case may be, fairly the consolidated financial position of the Huntington Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the Huntington Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material in amount or effect).

     3.6 Absence of Undisclosed Liabilities. No Huntington Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Huntington, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Huntington as of December 31, 1996, included in the Huntington Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto.

     3.7 Absence of Certain Changes or Events. Except as disclosed in the Huntington Financial Statements delivered prior to the date of this Agreement, since December 31, 1996, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Huntington, and (ii) Huntington has not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken or occurring after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants or agreements of Huntington provided in this Agreement.

     3.8 Tax Matters.

          (a) All Tax returns required to be filed by or on behalf of any of the Huntington Company have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time and all returns filed are complete and accurate, except for failures, if any, which, taken together, would not have a Material Adverse Effect on Huntington. All Taxes shown on filed returns have been paid or adequate provision therefor has been made in the Huntington Financial Statements. As of the date of this Agreement, there is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Huntington, except as reserved against in the Huntington Financial Statements. All Taxes and other Liabilities due with respect to completed and settled Tax examinations or concluded Tax Litigation have been paid or adequate provision therefor has been made in the Huntington Financial Statements.

          (b) None of the Huntington Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

          (c) Adequate provision for any Taxes due or to become due for any of the Huntington Companies for the period or periods through and including the date of the respective Huntington Financial Statements has been made and is reflected on such Huntington Financial Statements.

          (d) Deferred Taxes of the Huntington Companies have been provided for in accordance with GAAP.

          (e) Each of the Huntington Companies is in material compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

     3.9 Assets and Insurance. Except to the extent that an exception to any of the matters described below would not be reasonably likely to have a Material Adverse Effect on Huntington:

          (a) Except as disclosed or reserved against in the Huntington Financial Statements, Huntington has good and marketable title, free and clear of all Liens, to all of its Assets which are material to the operation of its business. All Assets which are material to Huntington's business and that are held under leases or subleases by Huntington, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

          (b) To its Knowledge, Huntington currently maintains insurance and blanket bonds (collectively, "Insurance") similar in amounts, scope, and coverage to that customarily maintained by other bank organizations comparable in size and operation to Huntington. Huntington has not received notice from any Insurance carrier that (i) such Insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. All premiums due under the policies of Insurance have been paid.

     3.10 Compliance with Laws. Each Huntington Company has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Huntington, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Huntington. No Huntington Company:

          (a) is in Default under its Governing Documents;

          (b) is in violation of, or in Default under, any Laws, Order or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Huntington;

          (c) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Huntington Company is not in compliance with any of the Laws or Orders, including CRA, which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Huntington or which would prevent or delay the consummation of the transactions contemplated under the Merger Documents, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Huntington, (iii) requiring any Huntington Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any resolution of the Board of Directors of such entity, or similar undertaking, which restricts materially the conduct of its business, or in the payment of dividends, or which are reasonably likely to delay or prevent the consummation of the transactions contemplated herein; or

          (d) directly or indirectly engages in any material activity prohibited to be conducted by such entity, or owns any material Assets prohibited to be held by such entity.

     3.11 Employee Benefit Plans.

          (a) Huntington has delivered or made available to First Michigan prior to the execution of this Agreement copies of all Huntington Benefit Plans currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Huntington Company.

          (b) No Huntington Pension Plan is or has been a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

          (c) All Huntington Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code including the 1986 amendments thereto and any other applicable Laws, the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Huntington.

          (d) Each Huntington ERISA Plan which is intended to be qualified under
     Section 401(a) of the Internal Revenue Code has received a favorable determination letter which takes into account the Tax Reform Act of 1986 and subsequent legislation for which a determination letter is available from the Internal Revenue Service, and Huntington is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of Huntington, no Huntington Company has engaged in a transaction with respect to any Huntington Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Huntington Company to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Huntington.

          (e) As of the date of the most recent actuarial valuation, no Huntington Pension Plan had any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements and assuming the adoption of interest rates and mortality tables described in Section 417(e)(3)(A)(i) and the use of such interest rates published in January 1997, and assuming that all participants take a lump sum distribution of their vested accrued benefits on January 1, 1997.

          (f) Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any Huntington Pension Plan, (ii) no change in the actuarial assumptions with respect to any Huntington Pension Plan, and (iii) no increase in benefits under any Huntington Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on any Huntington Company or materially adversely affect the funding status of any such plan.

          (g) All liabilities under any Huntington Benefit Plan, other than benefits accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the audited Huntington Financial Statements to the extent required by and in accordance with GAAP.

     3.12 Legal Proceedings. There is no Litigation instituted or pending or, to the Knowledge of Huntington, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Huntington Company, or against any Asset, interest, or right of any of them, that seeks to enjoin, delay or prevent the execution, delivery, or performance of the Merger Documents or the completion of the transactions contemplated therein, or that, if a judgment adverse to a Huntington Company were to be rendered in such Litigation, would have, individually or in the aggregate, a Material Adverse Effect on Huntington, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Huntington Company, that would have, individually, or in the aggregate, a Material Adverse Effect on Huntington.

     3.13 Reports. Since January 1, 1992, Huntington has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (ii) other Regulatory Authorities, and (iii) any applicable state securities or bank authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Huntington). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     3.14 Statements True and Correct. None of the information supplied or to be supplied by Huntington or any Affiliate thereof for inclusion in the Registration Statement to be filed by Huntington with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by Huntington or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Huntington's shareholders in connection with the Huntington Shareholders' Meeting or the Proxy Statement to be mailed to First Michigan's shareholders in connection with the First Michigan Shareholders' Meeting, and any other documents to be filed by Huntington or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated by the Merger Documents, will, at the respective time such documents are filed, and with respect to the Proxy Statements, when first mailed to the respective shareholders of Huntington and First Michigan, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statements or any amendment thereof or supplement thereto, at the time of the Huntington or First Michigan Shareholders' Meeting, as applicable, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Huntington or First Michigan Shareholders' Meeting. All documents that Huntington or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated by the Merger Documents will comply as to form in all material respects with the provisions of applicable Law.

     3.15 Tax, Regulatory, and Pooling Matters. No Huntington Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated by the Merger Documents, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Inter nal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 7.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section, or (iii) prevent Huntington from accounting for the Merger as a pooling of interests in accordance with GAAP and applicable SEC regulation.

     3.16 Community Reinvestment Act Compliance. No Huntington Company has received any notice of non-compliance with the applicable provisions of the CRA and the regulations promulgated thereunder, and Huntington has received a CRA rating of satisfactory or better from the FDIC. Huntington knows of no fact or circumstance or set of facts or circumstances which would cause Huntington to fail to comply with such provisions or to cause the CRA rating of Huntington to fall below satisfactory.


                                    ARTICLE 4
                         MUTUAL COVENANTS OF THE PARTIES

     4.1 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     4.2 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end and audit adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

     4.3 Registration Statement; Proxy Statements; Shareholder Approval. As soon as practicable after execution of this Agreement, Huntington shall file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or Securities Laws in connection with the issuance of the shares of Huntington Common upon consummation of the Merger. First Michigan shall furnish all information concerning it and the holders of its capital stock as Huntington may reasonably request in connection with such action. First Michigan and Huntington shall each call Shareholders' Meetings, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of the Merger Documents, the Merger, and such other related matters as it deems appropriate. In connection with the Shareholders' Meetings, (i) First Michigan and Huntington shall prepare, as part of the Registration Statement filed with the SEC, Proxy Statements and mail such Proxy Statements to First Michigan shareholders and Huntington shareholders following the review and clearance of such Proxy Statements and related proxy materials by the Regulatory Authorities, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statements,

(iii) the respective Boards of Directors of First Michigan and Huntington shall recommend (subject to compliance with their fiduciary duties as advised by counsel) to First Michigan's shareholders and Huntington's shareholders respectively, the approval of the Merger Documents, and (iv) the respective Boards of Directors and officers of First Michigan and Huntington shall (subject to compliance with their fiduciary duties as advised by counsel) use their reasonable efforts to obtain such shareholders' approval.

     4.4 Applications. Huntington shall promptly prepare and file, and First Michigan shall cooperate in the preparation and, where appropriate, the filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by the Merger Documents, seeking the requisite Consents necessary to consummate the transactions contemplated by the Merger Documents.

     4.5 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by the Merger Documents, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate such transactions and to cause to be satisfied the conditions referred to in Article 7 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by the Merger Documents. The Parties shall deliver to each other, copies of all filings, correspondence, and orders to and from all Regulatory Authorities in connection with the transactions contemplated by the Merger Documents.

     4.6 Investigation and Confidentiality.

          (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be made after reasonable prior notice and during regular business hours, shall be reasonably related to the transactions contemplated by the Merger Documents, and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

          (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by the Merger Documents. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

          (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

          (d) Promptly after the execution of this Agreement, First Michigan will use its best efforts to make available to Huntington complete and correct copies of all deeds and leases in the possession of any First Michigan Company relating to the Real Property.

     4.7 Press Releases. Prior to the Effective Time, First Michigan and Huntington shall consult with each other as to the form and substance of any press release or other public disclosure materially related to the Merger Documents or any other transaction contemplated thereby; provided, that nothing in this Section 4.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     4.8 Tax and Accounting Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes and as a "pooling of interests" for accounting treatment.

     4.9 No Rights Triggered. Each Party shall take all reasonable steps necessary to ensure that entering into the Merger Documents and the consummation of the transactions contemplated thereby do not and will not (i) result in the grant of any Rights to any Person under its respective Governing Documents, (ii) result in the grant of any Rights to any Person under the First Michigan Rights Agreement or the Huntington Rights Agreement, (ii) result in separation from the shares of First Michigan Common of the Rights granted under the First Michigan Rights Agreement or separation from the shares of Huntington Common of the Rights granted under the Huntington Rights Agreement, (iii) permit any holder of any of the Rights under the First Michigan Rights Agreement or the Huntington Rights Agreement to exercise any such Rights, or (iv) give any Person any Right to purchase any securities issued by Huntington, including, without limitation, any Rights as a result of a "Flip-over Transaction or Event" under Section 3.2 of the First Michigan Rights Agreement.


                                    ARTICLE 5
                           COVENANTS OF FIRST MICHIGAN

     5.1 Conduct of the Business. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Huntington shall have been obtained, and except as otherwise expressly contemplated herein, First Michigan shall and shall cause each of its Subsidiaries to (i) operate its business only in the usual, regular, and ordinary course, and (ii) preserve intact its business organization and Assets and maintain its rights and franchises.

     5.2 Negative Covenants of First Michigan. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, First Michigan covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, president, or chief financial officer of Huntington, which consent shall not be unreasonably withheld:

          (a) take any action which to its Knowledge at the time of such action, would (i) materially adversely affect the ability of any Party to consummate the transactions contemplated under the Merger Documents, (ii) materially adversely affect the ability of any Party to obtain any Consents required for the consummation of the transactions contemplated under the Merger Documents without imposition of a condition or restriction of the type referred to in the last sentences of Section 7.1(b) or 7.1(c) of this Agreement, or (iii) materially adversely affect the ability of any Party to perform its covenants and agreements under the Merger Documents.

          (b) amend the Governing Documents of any First Michigan Company;

          (c)  engage  in any  acquisition,  or  take  any  other  action,  that
     adversely   affects  the  ability  of  First  Michigan  to  consummate  the transactions contemplated by the Merger Documents;

          (d) take any action that is intended to result in or actually results in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article 7 hereof not being satisfied, or (iii) a violation of any provisions of the Merger Documents, except, in every case, as may be required by applicable Law.

          (e) incur any additional debt obligation or other obligation for borrowed money except in the ordinary course of the business of First Michigan and its Subsidiaries consistent with past practices (which shall include creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of First Michigan of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Disclosure Memorandum);

          (f) repurchase, redeem, or otherwise acquire or exchange (other than purchases or exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of First Michigan, or declare or pay any dividend, in cash or in any other property of any kind, including, but not limited to, shares of the capital stock of any class of any First Michigan Company, or make any other distribution in respect of First Michigan's capital stock, provided that First Michigan may (to the extent legally and contractually permitted to do so), but is not obligated hereunder to do so, declare and pay its regular quarterly cash dividends on the shares of First Michigan Common, in an amount or amounts not in excess of $0.18 per share of First Michigan Common per quarter, with usual and regular record and payment dates in accordance with past practices, as disclosed in the First Michigan Financial Statements or in Section 5.2(f) of the Disclosure Memorandum; provided that Huntington and First Michigan shall coordinate with each other regarding the declaration of any dividends in respect of shares of First Michigan Common and Huntington Common, and the record and payment dates relating thereto, so that the holders of First Michigan Common shall receive at least one dividend, but not more than one dividend, for any calendar quarter with respect to their shares of First Michigan Common or the shares of Huntington Common to be issued in exchange for such shares of First Michigan Common in the Merger.

          (g) except pursuant to the exercise of the First Michigan Stock Options outstanding as of the date hereof, the exercise price of which has been established and provided to Huntington prior to the date hereof, and pursuant to the terms thereof in existence on the date hereof, and except for the First Michigan 1997 Stock Dividend, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of First Michigan Common or any other capital stock of any First Michigan Company, or any Rights with respect thereto;

          (h) adjust, split, combine, or reclassify any capital stock of any First Michigan Company, or issue or authorize the issuance of any other securities in respect of or in substitution for shares of First Michigan Common, or sell, lease, mortgage or otherwise dispose of any Asset (other than Assets acquired as a result of debts previously contracted) other than in the ordinary course of business for reasonable and adequate consideration;

          (i) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any material investment, either by purchase of stock of securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned First Michigan Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned subsidiaries organized to conduct and continue activities otherwise permitted by this Agreement;

          (j) (i) grant any increase in compensation or benefits to the employees or officers of any First Michigan Company, except as made in the ordinary course of business and not inconsistent with past practices or as required by Law; (ii) pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement, except as disclosed in Section 5.2(j) of the Disclosure Memorandum; (iii) enter into or amend any severance agreements with officers of First Michigan; (iv) grant any increase in fees or other increases in compensation or other benefits to the directors of First Michigan; (v) voluntarily accelerate the vesting of any employee benefits, other than pursuant to written policies or written Contracts in effect on the date of this Agreement; or (vi) grant any stock appreciation rights, cash awards, or any Rights to acquire First Michigan securities under any First Michigan Stock Option Plan;

          (k) enter into or amend any employment Contract between First Michigan and any Person (unless such amendment is required by Law) that First
     Michigan does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time;

          (l) adopt any new First Michigan Benefit Plan for any First Michigan Company or terminate or withdraw from, or make any material change in or to, any existing First Michigan Benefit Plan other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from or contribution or payment to such First Michigan Benefit Plans except as required by Law or the terms of such plans and consistent with First Michigan's past practice;

          (m) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP;

          (n) commence any Litigation other than in the ordinary course of business in accordance with past practice, settle any Litigation involving any Liability of First Michigan for material money damages or restrictions upon the operations of First Michigan;

          (o) except in the ordinary course of business and consistent with past practice, (i) enter into, modify, amend or terminate any material Contract
     (ii) waive, release, compromise or assign any material rights or claims, or
     (iii) incur any capital expenditures, obligations or liabilities;

          (p) enter into any agreement or commitment of the character referred to in Section 2.7 hereof; or

          (q) take or permit to be taken any action of a character which is otherwise listed in Section 2.15 hereof.

     5.3 Certain Actions. Except with respect to the Merger Documents and the transactions contemplated thereby, neither First Michigan nor any Affiliate or any Representatives thereof retained by First Michigan shall directly or indirectly solicit, encourage, or, except to the extent necessary to comply with the fiduciary duties of First Michigan's Board of Directors, as advised by counsel, entertain, any proposal to engage in an Acquisition Transaction by any Person. Except to the extent necessary to comply with the fiduciary duties of First Michigan's Board of Directors, as advised by counsel, neither First Michigan nor any Affiliate or Representative thereof shall fail to recommend that First Michigan shareholders vote in favor of the Merger or withdraw such as recommendation previously made, fail to solicit proxies of the shareholders of First Michigan, or fail to hold the First Michigan Shareholders' Meeting, or shall furnish any non-public information that it is not legally obligated to furnish in connection with, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Transaction, but First Michigan may communicate and disclose information about such a proposal to engage in an Acquisition Transaction to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. First Michigan shall promptly notify Huntington orally and in writing in the event that it receives any inquiry or proposal relating to any Acquisition
Transaction. First Michigan shall (i) immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing. Notwithstanding anything contained in the Merger Documents to the contrary, any action taken by First Michigan or its Affiliates or Representatives which is permitted under this Section 5.3 by virtue of such action being necessary to comply with the fiduciary duties of First Michigan's Board of Directors, as advised by counsel, shall not constitute a breach of any of the Merger Documents by First Michigan.

     5.4 Agreements with Respect to Affiliates.  First Michigan has disclosed in
Section 5.4 of the Disclosure Memorandum all Persons whom it reasonably believes is an "affiliate" of First Michigan for purposes of Rule 145 under the 1933 Act. First Michigan shall use its reasonable efforts to cause each such Person to deliver to Huntington not later than 30 days prior to the Effective Time, a written agreement, in a form reasonably satisfactory to both parties, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of First Michigan Common held by such Person except as contemplated by such agreement or by the Merger Documents and will not sell, pledge, transfer, or otherwise dispose of the shares of Huntington Common to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act.

     5.5 Certain Policies of First Michigan. At the request of Huntington, First Michigan shall use its best efforts to modify and change its loan, litigation, and real estate valuation policies and practices (including loan classifications and levels of reserves) prior to the Effective Time so as to be consistent on a mutually satisfactory basis with those of Huntington and GAAP. First Michigan shall not be required to modify or change any such policies or practices, however, until such time as (i) satisfaction of the conditions set forth in Sections 7.1(a), 7.1(b), and 7.1(c) of this Agreement, (ii) First Michigan and Huntington agree that the Effective Time will occur prior to the public disclosure of such modifications or changes in regular periodic earnings releases or periodic reports filed with the Regulatory Authorities, and (iii) Huntington acknowledges in writing that all conditions to its obligation to consummate the Merger (and Huntington's rights to terminate this Agreement) have been waived or satisfied; provided, that in all circumstances First Michigan shall make such modifications and changes not later than immediately prior to the Effective Time. First Michigan's representations, warranties, covenants, and agreements contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 5.5.

     5.6 Agreements with Respect to First Michigan Stock Option Plans. First Michigan will take such action necessary to ensure that no options issued under the First Michigan 1997 Director Stock Option Plan will be exercised and, prior to the Effective Time, First Michigan will cancel all stock options previously granted under the First Michigan 1997 Director Stock Option Plan for no consideration to the holders thereof. Additionally, First Michigan shall cause Messrs.

David M. Ondersma, Stephen A. Stream, Larry D. Fredricks and Merle J. Prins to not exercise any stock appreciation rights granted to such individuals under any First Michigan Stock Option Plan and will use its reasonable efforts to cause all other holders of stock appreciation rights granted under any First Michigan Stock Option Plan to not exercise such stock appreciation rights. If any such stock appreciation rights are exercised, First Michigan will cause the payment to be made only in shares of First Michigan Common.


                                    ARTICLE 6
                             COVENANTS OF HUNTINGTON

     6.1 Negative Covenants of Huntington. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Huntington covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer of First Michigan, which consent shall not be unreasonably withheld:

          (a) take any action which to its Knowledge at the time of such action, would (i) materially adversely affect the ability of any Party to consummate the transactions contemplated under the Merger Documents, (ii) materially adversely affect the ability of any Party to obtain any Consents required to consummate the transactions contemplated under the Merger Documents without imposition of a condition or restriction of the type referred to in the last sentences of Section 7.1(b) or 7.1(c) of this Agreement, or (iii) materially adversely affect the ability of any Party to perform its covenants and agreements under the Merger Documents;

          (b) amend the Governing Documents of Huntington or the Huntington Rights Agreement, in each case, in any manner adverse to the holders of First Michigan Common as compared to rights of holders of Huntington Common generally as of the date of this Agreement;

          (c) engage in any acquisition, or take any other action, that adversely affects the ability of Huntington to consummate the transactions contemplated by the Merger Documents; or

          (d) take any action that is intended or may reasonably be expected to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article 7 hereof not being satisfied, or (iii) a violation of any provisions of the Merger Documents, except, in every case, as may be required by applicable Law.

     6.2 Nasdaq Listing. Huntington shall use its reasonable efforts to provide, prior to the Effective Time, for quotation on the Nasdaq National Market the shares of Huntington Common to be issued to the holders of shares of First Michigan Common pursuant to the Merger, and Huntington shall give all notices and make all filings with the NASD, required in connection with the transactions contemplated herein.

     6.3 Employee Benefits and Contracts.

          (a) Except as set forth in this Agreement, or in Section 4.2(c) of the Merger Agreement relating to the conversion of First Michigan Stock Options, following the Effective Time, Huntington shall provide to officers and employees of First Michigan who become officers or employees of any Huntington Company after the Effective Time employee benefits under
     Huntington Benefit Plans, and stock option and other plans involving the potential issuance of Huntington Common Stock, on terms and conditions which when taken as a whole are substantially similar to those currently provided generally by Huntington and its Affiliates to their similarly situated officers and employees. For purposes of participation and vesting under such Huntington Benefit Plans, the service of the employees of the First Michigan Companies prior to the Effective Time shall be treated as service with a Huntington Company participating in such Huntington Benefit Plans. Furthermore, officers and employees of First Michigan Companies (and their spouses and dependents, if applicable) may, upon the cessation of their participation in a First Michigan Benefit Plan, immediately participate in the corresponding Benefit Plan maintained by Huntington without regard to pre-existing conditions or waiting periods. Benefit accruals under any Huntington Pension Plan will not be offset by benefit accruals under any First Michigan Pension Plan; however, in the event the First Michigan Pension Plan merges with the Huntington Pension Plan, and if benefit accruals under the First Michigan Pension Plan cease, the Huntington Pension Plan will provide future benefit accruals under the Huntington Pension Plan that are no less than those benefits that would accrue assuming the Huntington Pension Plan implements a "fresh start formula without wear away" (as described in Treasury Regulation ss. 1.401(a)(4)- 13(c)(4)(i)).

          (b) Huntington undertakes and agrees to provide all persons who are employed by First Michigan immediately prior to the Effective Time with severance benefits consistent with Huntington's Transition Pay Plan as in effect as of the Effective Time, which benefits will not be less than those provided under such plan as of the date of this Agreement; provided, however, that (i) Huntington will assume the obligations of First Michigan under certain Continuity Agreements between First Michigan and the persons identified in Section 6.3(b) of the Disclosure Memorandum, and (ii) for a period of one year following the Effective Date, Huntington agrees to provide those First Michigan employees identified in Section 6.3(b) of the Disclosure Memorandum (other than those persons who are parties to such
     Continuity Agreements) with severance benefits according to First Michigan's severance benefits as of the date of this Agreement. If any benefits are paid to any former First Michigan employees under such First Michigan severance policies (including, but not limited to, such Continuity Agreements), such benefits shall be in lieu of any and all other benefits that might otherwise be payable under the Huntington Transition Pay Plan.

          (c) Huntington agrees that the First Michigan Bonus Pool shall be allocated among the First Michigan Bonus Plan Participants in accordance with the terms of the First Michigan Bonus Plan as of the Effective Time and Huntington shall pay any and all such allocated bonus payments to the First Michigan Bonus Pool Participants on or before February 28, 1998. All First Michigan Bonus Plan Participants shall be eligible to participate in the Huntington Management Incentive Compensation Plan beginning as of the Effective Date, to the extent that any such employee is eligible under the terms of such Huntington plan.

     6.4 Indemnification of Directors and Officers.

          (a) For a period of six years after the Effective Time, to the fullest extent permitted by applicable Law, Huntington shall, and shall cause its Subsidiaries to, indemnify, defend, and hold harmless the present and former directors, officers, employees, and agents of the First Michigan Companies (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions arising out of the Indemnified Party's service or services as directors, officers, employees, or agents of First Michigan or, at First Michigan's request, of another corporation, partnership, joint venture, trust, or other enterprise occurring at or prior to the Effective Time (including the transactions contemplated by the Merger Documents) consistent with First Michigan's Governing Documents and Michigan Law as in effect on the date hereof, whether or not any Huntington Company is insured against such matter, including provisions relating to advances of expenses incurred in the defense of any Litigation, with respect to any Liability, claim, demand, action, or Litigation asserted or made prior to or at any time after the Effective Time. All such rights to indemnification with respect to any such Liability, claim, demand, or action shall continue until the final disposition of such Litigation and/or Liability; provided, however, that nothing contained herein shall increase or lengthen the duration of obligations with respect to such indemnification by the Huntington or any other Huntington Company over that to which First Michigan would have been subject had the Merger not been consummated. All rights to exculpation from liability and limitation of liability provided by Article IX of First Michigan's Articles of Incorporation and the provisions of this Section 6.4 shall survive the Effective Time and the consummation of the Merger. Without limiting the foregoing, in any case in which approval by Huntington is required to effectuate any indemnification, Huntington shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Huntington and the Indemnified Party.

          (b) For a period of six years after the Effective Date, Huntington shall use reasonable efforts to procure and maintain that portion of directors' and officers' liability insurance that serves to reimburse the Persons who are serving as officers or directors of First Michigan on the date of this Agreement with respect to claims against such Persons arising from facts or events which occurred prior to the Effective Time, which insurance shall provide at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by First Michigan to such Persons; provided, however, that in no event will Huntington be required to expend more than $300,000 to procure or maintain such insurance; provided, further, that if Huntington is unable to procure or maintain the insurance called for in this paragraph (b), Huntington shall use reasonable efforts to obtain as much comparable insurance as is available for $300,000; and provided, further, that such
     Persons may be required to make application and provide customary representations and warranties to Huntington's insurance carrier for the purpose of obtaining such insurance.

          (c) The provisions of this Section 6.4 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and each Indemnified Party's heirs and representatives.

     6.5 Stock Options.

          (a) At the Effective Time, each outstanding First Michigan Stock Option shall be converted into an option to purchase shares of Huntington Common in accordance with the terms of the Merger Agreement.

          (b) As soon as practicable after the Effective Time, Huntington shall deliver to the holders of such converted First Michigan Stock Options appropriate notices setting forth such holders' rights pursuant to the Huntington Stock Option Plan and the agreements evidencing such converted First Michigan Stock Options and the original grants of such First Michigan Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 6.5 after giving effect to the Merger and the conversion as set forth in the Merger Agreement).

          (c) Huntington shall use all reasonable efforts to maintain the effectiveness of the registration statement(s) described in Section 3.3(c) for so long as the First Michigan Stock Options to be converted under the terms of the Merger Agreement to options to purchase shares of Huntington Common remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Huntington shall administer the Huntington Stock Option Plan in a manner that complies with Rule 16-3 promulgated under the Exchange Act to the extent the First Michigan Plan complied with such rule prior to the Merger.


                                    ARTICLE 7
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

     7.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated by the Merger Documents are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 10.6 of this Agreement:

          (a) Shareholder Approval. The shareholders of First Michigan and Huntington shall have approved this Agreement, and the consummation of the transactions contemplated by the Merger Documents, including the Merger, as and to the extent required by Law and by the provisions of any of their respective Governing Documents.

          (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated by the Merger Documents shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by the Merger Documents so as to render inadvisable the consummation of the Merger.

          (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 7.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. No Consent so obtained which is necessary to consummate the transactions contemplated by the Merger Documents shall be conditioned or restricted in a manner which in the reasonable judgment of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by the Merger Documents so as to render inadvisable the consummation of the Merger.

          (d) Legal Proceedings. No court or governmental authority or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by the Merger Documents.

          (e) Registration Statement. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Huntington Common issuable pursuant to the Merger shall have been received.

          (f) Nasdaq National Market Listing. The shares of Huntington Common issuable pursuant to the Merger shall have been approved for quotation on the Nasdaq National Market.

          (g) Tax Matters. Each Party shall have received a written opinion of counsel from Huntington's Counsel, in form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of shares of First Michigan Common for shares of Huntington Common will not give rise to gain or loss to the shareholders of First Michigan with respect to such exchange (except to the extent of any cash received), and (iii) neither First Michigan nor Huntington will recognize gain or loss as a consequence of the Merger. In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of First Michigan's officers, directors, and shareholders holding in excess of five percent (5%) of the outstanding shares of First Michigan Common and representations of officers of Huntington, in each case reasonably satisfactory in form and substance to such counsel.

     7.2 Conditions to Obligations of Huntington. The obligations of Huntington to perform this Agreement and consummate the Merger and the other transactions contemplated by the Merger Documents are subject to the satisfaction of the following conditions, unless waived by Huntington pursuant to Section 10.6(a) of this Agreement:

          (a) Representations and Warranties. For purposes of this Section 7.2(a), the accuracy of the representations and warranties of First Michigan set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of First Michigan set forth in Article 2 of this Agreement shall be true and correct in all material respects.

          (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of First Michigan to be performed and complied with pursuant to this Agreement and the other agreements contemplated by the Merger Documents prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c)  Certificates.  First  Michigan shall have delivered to Huntington
     (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 7.2(a) and 7.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by First Michigan's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of the Merger Documents and the consummation of the transactions contemplated thereby, all in such reasonable detail as Huntington and its counsel shall request.

          (d) Opinion of Counsel. Huntington shall have received an opinion of Varnum, Riddering, Schmidt & Howlett LLP, counsel to First Michigan, dated as of the Effective Date, in form reasonably satisfactory to Huntington, as to the matters set forth in Exhibit 2.

          (e) Accountant's Letters. Huntington shall have received: (i) from First Michigan's auditors letters dated not more than five days prior to the date of the Huntington Proxy Statement with respect to certain financial information regarding First Michigan, in form and substance reasonably satisfactory to Huntington, which letters shall be based upon customary specified procedures undertaken by such firm in accordance with Statement of Auditing Standard No. 72; and (ii) from Ernst & Young an Opinion Letter to the effect that the Merger will qualify for pooling of interests accounting treatment if consummated in accordance with the Merger Documents.

          (f) Affiliates' Agreements. Huntington shall have received from each Affiliate of First Michigan the affiliate's agreement as and to the extent specified in Section 5.4 of this Agreement.

          (g) Shareholders' Equity. First Michigan's shareholders' equity as of the end of last fiscal quarter preceding the Effective Date shall not be less than 95% of First Michigan's shareholders' equity as of December 31, 1996, excluding for purposes of the calculation of such shareholders'
     equity, the effects of: (i) any reductions in First Michigan's shareholders' equity resulting from any actions or changes in policies of First Michigan taken at the request of Huntington, including those described in Section 5.5 of this Agreement; and (ii) all costs, fees and charges, including fees and charges of First Michigan's accountants, counsel and investment bankers, whether or not accrued or paid, that are related to the negotiation and consummation of the Merger.

          (h) Warrant. First Michigan shall have executed and delivered to Huntington the Warrant Purchase Agreement and the Warrant.

          (i) Fairness Opinion. Huntington shall have received from Morgan Stanley & Co. Incorporated or such other investment banking firm retained by Huntington, a letter dated not more than five business days prior to the date of the Huntington Proxy Statement, as to the fairness of the Merger to the shareholders of Huntington from a financial point of view.

     7.3 Conditions to Obligations of First Michigan. The obligations of First Michigan to perform this Agreement and consummate the Merger and the other transactions contemplated by the Merger Documents are subject to the satisfaction of the following conditions, unless waived by First Michigan pursuant to Section 10.6(b) of this Agreement:

          (a) Representations and Warranties. For purposes of this Section 7.3(a), the accuracy of the representations and warranties of Huntington set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Huntington set forth in Article 3 of this Agreement shall be true and correct in all material respects.

          (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Huntington to be performed and complied with pursuant to this Agreement and the other agreements contemplated by the Merger Documents prior to the Effective Time shall have been duly performed and complied with in all material respects, and the Registration Statement shall have been declared and shall remain effective.

          (c)  Certificates.  Huntington  shall have delivered to First Michigan
     (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 7.3(a) and 7.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Huntington's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of the Merger Documents and the consummation of the transactions contemplated thereby, all in such reasonable detail as First Michigan and its counsel shall request.

          (d) Opinion of Counsel. First Michigan shall have received an opinion of Porter, Wright, Morris & Arthur, counsel to Huntington, dated as of the Effective Time, in form reasonably acceptable to First Michigan, as to the matters set forth in Exhibit 3.

          (e) Accountant's Letters. First Michigan shall have received from Ernst & Young an Opinion Letter to the effect that the Merger will qualify for pooling of interests accounting treatment if consummated in accordance with the Merger Documents.

          (f) Fairness Opinion. First Michigan shall have received a letter from Merrill, Lynch & Co., dated not more than five business days prior to the date of the First Michigan Proxy Statement, to the effect that, in the opinion of such firm, the Conversion Ratio in connection with the Merger is fair, from a financial point of view, to the shareholders of First Michigan.


                                    ARTICLE 8
                                     CLOSING

     The closing of the Merger and the other transactions contemplated under the Merger Documents shall take place at the offices of Porter, Wright, Morris & Arthur, in Columbus, Ohio, at 10:00 a.m., local time, on the date that is five business days after the last of the conditions specified in Article 7 hereof shall have been satisfied or waived, in accordance with the terms of this Agreement, or at such other place or time as the parties shall hereafter agree in writing. Notwithstanding the foregoing, the Merger will become effective as of the Effective Time.


                                    ARTICLE 9
                                   TERMINATION

     9.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of the Merger Documents by the shareholders of Huntington or First Michigan, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a) By mutual consent of the respective Boards of Directors of Huntington and First Michigan;

          (b) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of the inaccuracy of any representation or warranty contained in this Agreement of the other Party which cannot be or has not been cured within 30 days after the giving written notice to such other Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 7.2(a) of this Agreement in the case of any termination by Huntington and Section 7.3(a) of this Agreement in the case of any termination by First Michigan;

          (c) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach;

          (d) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated by the Merger Documents shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of Huntington or First Michigan fail to vote their approval of this Agreement and the transactions contemplated by the Merger Documents as required by the Laws of the States of Maryland and Michigan, respectively, or by their respective Governing Documents, at the Shareholders' Meetings where the transactions were presented to such shareholders for approval and voted upon;

          (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by May 31, 1998, if the failure to consummate the transactions contemplated by the Merger Documents on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 9.1(e);

          (f) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 9.1(e) of this Agreement;

          (g) By Huntington, in the event that the Board of Directors of First Michigan fails to recommend to the shareholders of First Michigan that they vote their shares of First Michigan Common in favor of the Merger, or withdraws such recommendation previously made, or fails to solicit proxies of shareholders of First Michigan to approve the Merger, or shall have affirmed, recommended, or authorized entering into any Acquisition Transaction or other transaction involving a merger, share exchange, consolidation, or transfer of substantially all of the Assets of First Michigan;

          (h) By First Michigan, in the event that the Board of Directors of Huntington fails to recommend to the shareholders of Huntington that they vote their shares of Huntington Common in favor of the Merger, or withdraws such recommendation previously made, or fails to solicit proxies of shareholders of Huntington to approve the Merger;

          (i) By First Michigan, if the Board of Directors of First Michigan determines, pursuant to the right provided First Michigan pursuant to
     Section 4.2(a)(i) of the Merger Agreement, that the Parties are unable to agree upon a renegotiated Conversion Ratio.

     9.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 9.1 of this Agreement, the Merger
Agreement and this Agreement  shall become void and have no effect,  except that
(i) the provisions of this Section 9.2 and Articles 1 and 10 and Section 4.6(b) of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 9.1(b), 9.1(c), or 9.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination. Upon a termination of this Agreement, the Warrant and the Warrant Purchase Agreement shall terminate in accordance with the express provisions of those documents.

     9.3 Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time, except this Section 9.3 and Articles 1 and 10 and Sections 4.6, 4.8, 5.4, 6.3, 6.4, and 6.5 of this Agreement.


                                   ARTICLE 10
                                  MISCELLANEOUS

     10.1 Expenses. Except as otherwise provided in Section 10.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay one-half of the filing fees payable in connection with the Registration Statement and the Proxy Statements and printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statements.

     10.2 Termination Fee.

          (a) If any of the following events (a "Triggering Event") occurs:

               (i) any material, willful, and intentional breach of the Merger Documents by First Michigan that would permit Huntington to terminate the Merger Documents (A) occurring after the receipt by First Michigan of a proposal to engage in an Acquisition Transaction, (B) occurring after the announcement by any other Person of an intention to engage in an Acquisition Transaction, or (C) in anticipation and for the purpose of engaging in an Acquisition Transaction;

              (ii) (A) a proposal to engage in an Acquisition Transaction is submitted to and approved by the shareholders of First Michigan at any time prior to May 31, 1999, or (B) a Tender Offer is commenced and the transactions contemplated in the Tender Offer are completed in such a manner that the Person making the Tender Offer acquires beneficial ownership of more than 20 percent of the capital stock or any other class of voting securities of First Michigan, and the Merger is not consummated prior to May 31, 1999;

             (iii) (A) a proposal to engage in an Acquisition Transaction is received by First Michigan or a Tender Offer is made directly to the shareholders of First Michigan or the intention of making an Acquisition Transaction or Tender Offer is announced at any time prior to the holding of the First Michigan Shareholders' Meeting; (B) the Board of Directors of First Michigan (1) fails to recommend to the shareholders of First Michigan that they vote their shares of First Michigan Common in favor of the approval of the Merger, (2) withdraws such recommendation previously made,
                    (3) fails to solicit proxies of shareholders of First Michigan to approve the Merger, or (4) fails to hold the First Michigan Shareholders' Meeting; and (C) the Merger is not consummated by May 31, 1999;

First Michigan shall pay to Huntington an amount in cash equal to the sum of (i) the direct costs and expenses or portion thereof referred to in Section 10.1, incurred by or on behalf of Huntington in connection with the transactions contemplated by the Merger Documents, but in no event to exceed $1 million in the aggregate, and (ii) $22,000,000; which sum represents additional compensation for Huntington's loss as the result of the transactions contemplated by the Merger Documents not being consummated. The amounts shall be an obligation of First Michigan and shall be paid by First Michigan promptly upon notice to First Michigan by Huntington.

          (b) Notwithstanding the foregoing, no amount will be due Huntington pursuant to Section 10.2(a) in the event of the failure to consummate the Merger solely as a result of any of the following: (i) the failure of the shareholders of Huntington to approve the Merger; (ii) the failure of any Regulatory Authority to provide any required Consent to the Merger, which failure was not the result of the existence of a proposal to engage in an Acquisition Transaction or a breach by First Michigan of any of its obligations under any of the Merger Documents; or (iii) the Merger Documents are terminated pursuant to Section 9.1, unless the event giving rise to the right to terminate is preceded by a Triggering Event or the receipt by First Michigan of a proposal to engage in an Acquisition Transaction, or the announcement by another Person of a proposal involving an Acquisition Transaction.

          (c) Nothing contained in this Section 10.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

     10.3 Brokers and Finders. Except for Merrill, Lynch, & Co., as to First Michigan, and Morgan Stanley & Co. Incorporated, as to Huntington, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment banker's fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated by the Merger Documents. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by First Michigan or Huntington, each of First Michigan and Huntington, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     10.4 Entire Agreement. Except as otherwise expressly provided herein, the Merger Documents (including the documents and instruments referred to herein) constitute the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersede all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement thereunder expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of the Merger Documents.

     10.5 Amendments. To the extent permitted by Law, the Merger Documents may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of the Merger Documents has been obtained; provided, that after any such approval by the holders of shares of First Michigan Common or Huntington Common, there shall be made no amendment that pursuant to Michigan or Maryland Law requires further approval by such shareholders without the further approval of such shareholders.

     10.6 Waivers.

          (a) Prior to or at the Effective Time, Huntington, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by First Michigan, to waive or extend the time for the compliance or fulfillment by First Michigan of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Huntington under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Huntington.

          (b) Prior to or at the Effective Time, First Michigan, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Huntington, to waive or extend the time for the compliance or fulfillment by Huntington of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of First Michigan under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of First Michigan.

          (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     10.7 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     10.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

         First Michigan:            First Michigan Bank Corporation
                                    One Financial Plaza
                                    10717 Adams Street
                                    Holland Michigan  49423
                                    Attention:    David M. Ondersma,
                                                  Chairman and Chief Executive
                                                  Officer
                                    Telecopy number:  (616) 355-8608

         Copy to Counsel:           Varnum, Riddering, Schmidt & Howlett, LLP
                                    Bridgewater Place
                                    P.O. Box 352
                                    333 Bridge Street, N.W.
                                    Grand Rapids, Michigan  49501-0352 (49504
                                         for deliveries)
                                    Attention:  Donald L. Johnson, Esq.
                                    Telecopy number:  (616) 336-7000

         Huntington:                Zuheir Sofia
                                    President
                                    Huntington Bancshares Incorporated
                                    41 South High Street
                                    Columbus, Ohio 43287
                                    Telecopy number:  (614) 480-5485

         Copy to Counsel:           Ralph K. Frasier, Esq.
                                    General Counsel and Secretary
                                    Huntington Bancshares Incorporated
                                    41 South High Street
                                    Columbus, Ohio 43287
                                    Telecopy number:  (614) 480-5485

         Copy to Counsel:           Michael T. Radcliffe, Esq.
                                    Porter, Wright, Morris & Arthur
                                    41 South High Street
                                    Columbus, Ohio 43215
                                    Telecopy number:  (614) 227-2100

     10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Ohio, without regard to any applicable conflicts of Laws, except to the extent that Maryland law governs certain aspects of the Merger as it relates to Huntington or Michigan law governs certain aspects of the Merger as it relates to First Michigan..

     10.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     10.11 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     10.12 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

     10.13 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     10.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     10.15 Benefit. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties and their successors in interest any rights or remedies under or by reason of this Agreement.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.


ATTEST:                                        FIRST MICHIGAN BANK CORPORATION


/s/ Stephen A. Stream                          By: /s/ David M. Ondersma
Stephen A. Stream, Secretary                      David M. Ondersma, Chairman
                                                  and Chief Executive Officer


[CORPORATE SEAL]





ATTEST:                                        HUNTINGTON BANCSHARES
                                               INCORPORATED


/s/ Ralph K. Frasier                           By: /s/ Frank Wobst
Ralph K. Frasier, Secretary                        Frank Wobst, Chairman
                                                   and Chief Executive
                                                   Officer


[CORPORATE SEAL]

                       EXHIBIT 1 TO SUPPLEMENTAL AGREEMENT

                           WARRANT PURCHASE AGREEMENT


     THIS WARRANT PURCHASE AGREEMENT (this "Agreement") is made as of May 5, 1997, between HUNTINGTON BANCSHARES INCORPORATED, a Maryland corporation
("Huntington"), and FIRST MICHIGAN BANK CORPORATION, a Michigan corporation ("First Michigan").


                                    Recitals:

     A. Concurrently  herewith,  Huntington and First Michigan have entered into
(i) a certain Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides for the merger of First Michigan into Huntington (the "Merger"), and (ii) a certain Supplemental Agreement, dated as of the date hereof, which contains certain additional terms and conditions relating to the Merger (the "Supplemental Agreement"). (The Merger Agreement and the Supplemental Agreement are sometimes hereinafter collectively referred to as the "Merger Documents.") All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Merger Documents.

     B. As a condition to Huntington's entering into the Merger Agreement and the Supplemental Agreement, and in consideration therefor, First Michigan has agreed to issue to Huntington a warrant or warrants entitling Huntington to purchase up to a total of 5,268,716 shares of First Michigan Common, on the terms and conditions set forth herein.


                                   Agreement:

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     Section 1. Issuance, Delivery, and Exercise of the Warrant. Concurrently with the execution of the Merger Documents and this Agreement, First Michigan shall execute a warrant in favor of Huntington in the form attached as Attachment A hereto (the "Warrant") to purchase up to a total of 5,268,716 shares of First Michigan Common at a purchase price equal to $29.275 per share (the "Exercise Price"), subject to adjustments as provided in the Warrant. (The holder of the Warrant from time to time is hereinafter referred to as the "Holder.") The Warrant shall be exercisable in accordance with the terms and conditions set forth therein.

     Section 2. Registration Rights. If, at any time after the Warrant becomes exercisable in accordance with its terms, First Michigan shall receive a written request therefor from the Holder, First Michigan shall prepare and file a registration statement under the 1933 Act covering such number of shares of First Michigan Common as the Holder shall specify in the request and shall use its best efforts to cause such registration statement to become effective; provided, however, that the

Holder shall only have the right to request three such registrations. Without the written consent of the Holder, neither First Michigan nor any other holder of securities of First Michigan may include any other securities in such registration.

     Section 3. "Piggyback" Rights. If, at any time after the Warrant becomes exercisable in accordance with its terms, First Michigan shall determine to proceed with the preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for money of any of its securities (other than in connection with a dividend reinvestment, employee stock purchase, stock option, or similar plan or a registration statement on Form S-4) by it or any of its security holders, First Michigan shall give written notice thereof to the Holder. Upon the written request of the Holder given within ten days after receipt of any such notice from First Michigan, First Michigan shall, except as herein provided, cause all shares of First Michigan Common which the Holder shall request be included in such registration statement to be so included; provided, however, that nothing herein shall prevent First Michigan from abandoning or delaying any registration at any time; and provided, further, that if First Michigan decides not to proceed with a registration after the registration statement has been filed with the SEC and First Michigan's decision not to proceed is primarily based upon the anticipated public offering price of the securities to be sold by First Michigan, First Michigan shall promptly complete the registration for the benefit of the Holder if the Holder agrees to bear all additional and incremental expenses incurred by First Michigan as the result of such registration after First Michigan has decided not to proceed. If any registration pursuant to this Section shall be underwritten in whole or in part, the Holder may require that any shares of First Michigan Common requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that the shares of First Michigan Common requested for inclusion pursuant to this Section would constitute more than 25 percent of the total number of shares to be included in a proposed underwritten public offering, and if in the good faith judgment of the managing underwriter of such public offering the inclusion of all of such shares would interfere with the successful marketing of the shares of being offered by First Michigan, the number of shares otherwise to be included in the underwritten public offering hereunder may be reduced; provided, however, that after any such required reduction, the shares of First Michigan Common to be included in such offering for the account of the Holder shall constitute at least 25 percent of the total number of shares to be included in such offering.

     Section 4. Obligations of First Michigan in Connection with a Registration. If and whenever First Michigan is required by the provisions of Sections 2 or 3 hereof to effect the registration of any shares of First Michigan Common under the 1933 Act, First Michigan shall:

          (a) prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

          (b) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

          (c) furnish to the Holder and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, amendments thereto, preliminary prospectus, final prospectus, and such other documents as the Holder or such underwriters may reasonably request in order to facilitate the public offering of such securities;

          (d) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Holder or such underwriters may reasonably request; provided that First Michigan shall not be required by virtue hereof to submit to the general jurisdiction of any state;

          (e) notify the Holder, promptly after First Michigan shall receive notice thereof, of the time when such registration statement or any post-effective amendment thereof has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

          (f) notify the Holder promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

          (g) prepare and file with the SEC, promptly upon the request of the Holder, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Holder (and concurred in by counsel for First Michigan), is required under the 1933 Act or the rules and regulations promulgated thereunder in connection with the distribution of the shares of First Michigan Common by the Holder;

          (h) prepare and promptly file with the SEC such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus is required to be delivered under the 1933 Act, any event shall have occurred as the result of which such prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

          (i) advise the Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

          (j) at the request of the Holder, furnish on the date or dates provided for in the underwriting agreement: (i) an opinion or opinions of the counsel representing First Michigan for the purposes of such registration, addressed to the underwriters and to the Holder, covering such matters as such underwriters and the Holder may reasonably request and as are customarily covered by issuer's counsel at that time; and (ii) a letter or letters from the independent certified public accountants of First Michigan, addressed to the underwriters and to the Holder, covering such matters as such underwriters or the Holder may reasonably request, in which letters such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the 1933 Act and that, in the opinion of such accountants, the financial statements and other financial data of First Michigan included in the registration statement or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the 1933 Act.

     Section 5. Expenses of Registration. With respect to a registration requested pursuant to Section 2 hereof and with respect to each inclusion of shares of First Michigan Common in a registration statement pursuant to Section 3 hereof, First Michigan shall bear the following fees, costs, and expenses: all registration, stock exchange listing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for First Michigan, fees and disbursements of counsel for the underwriter or underwriters of such securities (if First Michigan and/or the Holder are required to bear such fees and disbursements), and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for the Holder, underwriting discounts and commissions and transfer taxes relating to the First Michigan Common being sold for the Holder, and any other expenses incurred by the Holder not expressly included above shall be borne by the Holder.

     Section 6. Indemnification.

          (a) First Michigan shall indemnify and hold harmless the Holder, any underwriter (as defined in the 1933 Act) for the Holder, and each person, if any, who controls the Holder or such underwriter within the meaning of the 1933 Act, from and against any and all loss, damage, liability, cost, and expense to which the Holder or any such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, damages, liabilities, costs, or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in any registration statement filed pursuant to Section 4 hereof, any prospectus or preliminary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided, however, that First Michigan will not be liable in any such case to the extent that any such loss, damage, liability, cost, or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Holder, such underwriter, or such controlling persons in writing specifically for use in the preparation thereof.

          (b) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) of this Section 6 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party shall, if a claim thereof is to be made against First Michigan pursuant to the provision of such paragraph (a), promptly notify First Michigan of the commencement thereof; but the omission to so notify First Michigan will not relieve it from any liability which it may have to any indemnified party otherwise hereunder. In case such action is brought against any indemnified party and such indemnified party notifies First Michigan of the commencement thereof, First Michigan shall have the right to participate in and, to the extent that it may wish to do so, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and First Michigan and there is a conflict of interest which would prevent counsel for First Michigan from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from First Michigan to such indemnified party of its election so to assume the defense of any such action, the indemnified party shall have the right to participate in such action and to retain its own counsel, but First Michigan shall not be required to indemnify and hold harmless the indemnified party pursuant to the provisions of such paragraph (a) for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, unless (i) the indemnified party shall have employed separate counsel in accordance with the provisions of the preceding sentence of this paragraph (b), (ii) First Michigan shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) First Michigan has authorized the employment of counsel for the indemnified party at the expense of First Michigan.

          (c) If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the 1933 Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances.

     Section 7. Repurchase Rights.

          (a) At any time after the Warrant becomes exercisable and prior to the expiration of the Warrant, in accordance with the terms thereof:

               (i) First Michigan may, and upon the written request of the Holder, First Michigan shall, repurchase the Warrant from the Holder at a price (the "Warrant Repurchase Price") equal to the difference between the "Market/Offer Price" (as defined in paragraph (b) below) and the Exercise Price, multiplied by the number of shares for which the Warrant may then be exercised, in the aggregate, but only if the Market/Offer Price is greater than the Exercise Price; and

               (ii) First Michigan may, and upon the written request of the owner (the "Owner") of any shares of First Michigan Common purchased pursuant to an exercise of the Warrant ("Warrant Stock"), First Michigan shall, repurchase all of the shares of Warrant Stock held by such Owner at a price (the "Warrant Stock

          Repurchase Price") equal to the number of shares to be repurchased hereunder multiplied by the greater of the Exercise Price and the Market/Offer Price.

          (b) For purposes of paragraph (a) of this Section 7, the "Market/Offer Price" shall mean the highest of (i) the price per share at which a tender offer or exchange offer for shares of First Michigan Common has been made,
     (ii) the price per share of First Michigan Common to be paid by any third party pursuant to an agreement with First Michigan, and (iii) the highest closing price for shares of First Michigan Common within the 4-month period immediately preceding the date the Holder gives notice of the required repurchase of the Warrant or the Owner gives notice of the required repurchase of Warrant Stock, as appropriate. In the event that an exchange offer is made or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for First Michigan Common shall be determined by a nationally recognized investment banking firm mutually acceptable to the parties hereto.

          (c) The Holder and the Owner may exercise their respective rights to require First Michigan to repurchase the Warrant or the Warrant Stock pursuant to this Section 7 by surrendering for such purpose to First Michigan, at its principal office, the Warrant or certificates for shares of Warrant Stock, as the case may be, free and clear of any liens, claims, encumbrances, or rights of third parties of any kind, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, requests First Michigan to repurchase such Warrant or Warrant Stock in accordance with the provisions of this Section 7. Subject to the last proviso of paragraph 7(d) below, as promptly as practicable, and in any event within five business days after the surrender of the Warrant or certificates representing shares of Warrant Stock and the receipt of such notice or notices relating thereto, First Michigan shall deliver or cause to be delivered to the Holder or Owner the Warrant Repurchase Price or the Warrant Stock Repurchase Price therefor, as applicable, or the portion thereof which First Michigan is not then prohibited under applicable law and regulation from so delivering.

          (d) To the extent that First Michigan is prohibited under applicable law or regulation, or as a result of administrative or judicial action, from repurchasing the Warrant and/or the Warrant Stock in full at any time that it may be required to do so hereunder, First Michigan shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Warrant Repurchase Price and the Warrant Stock Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which First Michigan is no longer so prohibited. Upon receipt of such notice from First Michigan and for a period of 15 days thereafter, the Holder and/or Owner may revoke its notice of repurchase of the Warrant and/or Warrant Stock by written notice to First Michigan at its principal office stating that the Holder and/or the Owner elects to revoke its election to exercise its right to require First Michigan to repurchase the Warrant and/or Warrant Stock, whereupon First Michigan will promptly deliver to the Holder and/or Owner the Warrant and/or certificates representing shares of Warrant Stock surrendered to First Michigan for purposes of such repurchase. Whether or not such election is revoked, First Michigan hereby agrees to use its best efforts to obtain all required legal and regulatory approvals necessary to permit First Michigan to repurchase the Warrant and/or the Warrant Stock as promptly as practicable.

     Section 8. Assumption of Obligations under this Agreement. First Michigan will not enter into any transaction described in paragraph 5(a) of the Warrant unless the "Acquiring Corporation" (as that term is defined in the Warrant) assumes in writing all the obligations of First Michigan hereunder.

     Section 9. Remedies. Without limiting the foregoing or any remedies available to the Holder, First Michigan specifically acknowledges that neither Huntington nor any successor holder of the Warrant would have an adequate remedy at law for any breach of this Warrant Purchase Agreement and First Michigan hereby agrees that Huntington and any successor holder of the Warrant shall be entitled to specific performance of the obligations of First Michigan hereunder and injunctive relief against actual or threatened violations of the provisions hereof.

     Section 10. Termination. This Agreement will terminate upon a termination of the Warrant in accordance with Section 9 thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Warrant Purchase Agreement as of the day and year first above written.


                                            HUNTINGTON BANCSHARES INCORPORATED



                                            By:
                                                Frank Wobst, Chairman and Chief
                                                Executive Officer


                                            FIRST MICHIGAN BANK CORPORATION



                                            By:
                                               David M. Ondersma, Chairman and
                                               Chief Executive Officer

                                      ATTACHMENT A TO WARRANT PURCHASE AGREEMENT

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT BEING SO REGISTERED OR QUALIFIED UNLESS AN EXEMPTION OR EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE.


                                     WARRANT

                       To Purchase 5,268,716 Common Shares

                                       of

                         First Michigan Bank Corporation


     This  is  to  certify  that,  for  value  received,  HUNTINGTON  BANCSHARES
INCORPORATED, a Maryland corporation ("Huntington"), is entitled to purchase from FIRST MICHIGAN BANK CORPORATION, a Michigan corporation ("First Michigan"), at any time on or after the date hereof, an aggregate of up to 5,268,716 common shares, $1.00 par value per share, of First Michigan ("First Michigan Common"), at a price of $29.275 per share (the "Exercise Price"), subject to the terms and conditions of this Warrant and a certain Warrant Purchase Agreement, of even date herewith, between Huntington and First Michigan (the "Warrant Purchase Agreement"). The number of shares of First Michigan Common which may be received upon the exercise of this Warrant and the Exercise Price are subject to adjustment from time to time as hereinafter set forth. The terms and conditions set forth in this Warrant and the Warrant Purchase Agreement shall be binding upon the respective successors and assigns of both of the parties hereto. This Warrant is issued in connection with a certain Agreement and Plan of Merger, dated as of the date hereof, between Huntington and First Michigan (the "Merger Agreement"), which provides for the merger of First Michigan into Huntington (the "Merger"), and a certain Supplemental Agreement between Huntington and First Michigan, which provides certain additional terms and conditions relating to the Merger (the "Supplemental Agreement"). The Merger Agreement and the Supplemental Agreement are sometimes hereinafter collectively referred to as the "Merger Documents." All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Merger Documents. The term "Holder" shall mean and refer to Huntington or any successor holder of this Warrant.

     Section 1. Exercise of the Warrant.

          (a) The Holder will not exercise this Warrant unless it has obtained all required approvals, if any, of appropriate regulatory authorities having jurisdiction, including the Federal Reserve Board, pursuant to all applicable laws and regulations. Further, subject to the terms and conditions set forth in this Warrant and in the Warrant Purchase Agreement and the provisions of applicable law, the Holder will not exercise this Warrant without the written consent of First Michigan except upon the occurrence of any of the following events (a "Triggering Event"):

          (i) any material, willful, and intentional breach of the Merger Documents by First Michigan that would permit Huntington to terminate the Merger Documents (A) occurring after the receipt by First Michigan of a proposal to engage in an Acquisition Transaction, (B) occurring after the announcement by any other Person of an intention to engage in an Acquisition Transaction, or (C) in anticipation and for the purpose of engaging in an Acquisition Transaction;

        (ii) (A) a proposal to engage in an Acquisition Transaction is submitted to and approved by the shareholders of First Michigan at any time prior to May 31, 1999, or (B) a Tender Offer is commenced and the transactions contemplated in the Tender Offer are completed in such a manner that the Person making the Tender Offer acquires beneficial ownership of more than 20 percent of the capital stock or any other class of voting securities of First Michigan, and the Merger is not consummated prior to May 31, 1999;

       (iii) (A) a proposal to engage in an Acquisition Transaction is received by First Michigan or a Tender Offer is made directly to the shareholders of First Michigan or the intention of making an Acquisition Transaction or Tender Offer is announced at any time prior to the holding of the First Michigan Shareholders' Meeting;
               (B) the Board of Directors of First Michigan (1) fails to recommend to the shareholders of First Michigan that they vote their shares of First Michigan Common in favor of the approval of the Merger, (2) withdraws such recommendation previously made,
               (3) fails to solicit proxies of shareholders of First Michigan to approve the Merger, or (4) fails to hold the First Michigan Shareholders' Meeting; and (C) the Merger is not consummated by May 31, 1999;

          (b) Notwithstanding the foregoing, this Warrant shall not be exercisable in the event of the failure to consummate the Merger solely as a result of any of the following: (i) the failure of the shareholders of Huntington to approve the Merger; (ii) the failure of any Regulatory Authority to provide any required Consent to the Merger, which failure was not the result of the existence of the Acquisition Proposal or a breach by First Michigan of any of its obligations under any of the Merger Documents; or (iii) the Merger Documents are terminated pursuant to Section 9.1 of the Supplemental Agreement, unless the event giving rise to the right to terminate is preceded by a Triggering Event or the receipt by First Michigan of an Acquisition Transaction proposal, or the announcement by another Person of a proposal involving an Acquisition Transaction.

          (c) An "Acquisition  Transaction"  shall mean a transaction  involving
     (A) the sale or other disposition of more than 20 percent of the shares of the capital stock or any other class of voting securities of First Michigan, including, but not limited to, a Tender Offer, (B) the sale or other disposition of 15 percent or more of the consolidated assets or deposits of First Michigan or of the banks owned by First Michigan, in the aggregate, or (C) a merger or consolidation involving First Michigan other than a transaction pursuant to which First Michigan will be the surviving corporation and the current shareholders of First Michigan will be the owners of a majority of the stock of the surviving corporation following the transaction. As used in this Section 1, "person" or "group of persons" shall have the meanings assigned to such terms by Section 13(d) of the 1934 Act. For purposes of this Section 1, a Tender Offer which is contingent upon the expiration of the Warrant is deemed to commence when it is announced.

          (d) This Warrant shall be exercised by presentation and surrender hereof to First Michigan at its principal office accompanied by (i) a written notice of exercise for a specified number of shares of First Michigan Common, (ii) payment to First Michigan, for the account of First Michigan, of the Exercise Price for the number of shares specified in such notice, and (iii) a certificate of the Holder indicating the Triggering Event that has occurred which entitles the Holder to exercise this Warrant. The Exercise Price for the number of shares of First Michigan Common specified in the notice shall be payable in immediately available funds.

          (e) Upon such presentation and surrender, First Michigan shall issue promptly (and within three business days if requested by the Holder) to the Holder, or any assignee, transferee, or designee permitted by subparagraph
     (g) of this Section 1, the shares to which the Holder is entitled hereunder.

          (f) If this Warrant should be exercised in part only, First Michigan shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by First Michigan of this Warrant, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of First Michigan Common issuable upon such exercise, notwithstanding that the stock transfer books of First Michigan shall then be closed or that certificates representing such shares of First Michigan Common shall not then be actually delivered to the Holder. First Michigan shall pay all expenses, and any and all federal, state, and local taxes and other charges that may be payable in connection with the preparation, issue, and delivery of stock certificates under this
     Section 1 in the name of the Holder or of any assignee, transferee, or designee permitted by subparagraph (g) of this Section 1.

          (g) This Warrant, once exercisable, or any warrant shares acquired by the Holder by its exercise, may be sold or transferred in whole or in part to any person, subject to the receipt by such person of approvals of appropriate regulatory authorities having jurisdiction, including the Federal Reserve Board, pursuant to all applicable laws and regulations, to the extent required.

     Section 2. Certain Covenants and Representations of First Michigan.

          (a) First Michigan shall at all times maintain sufficient authorized but unissued shares of First Michigan Common so that this Warrant may be exercised without additional authorization of the holders of First Michigan Common, after giving effect to all other options, warrants, convertible securities, and other rights to purchase First Michigan Common.

          (b) First Michigan represents and warrants to the Holder that the shares of First Michigan Common issued upon an exercise of this Warrant will be duly authorized, fully paid, non-assessable, and subject to no preemptive rights.

          (c) First Michigan agrees (i) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations, or conditions to be observed or performed hereunder by First Michigan; (ii) promptly to take all action as may from time to time be required, including, without limitation (A) complying with all pre-merger notification, reporting, and waiting period requirements specified in 15 U.S.C. ss.18a and regulations promulgated thereunder, and (B) in the event, under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"), or the Change in Bank Control Act of 1978, or other statute, the prior approval of the Federal Reserve Board or other regulatory agency (collectively, the "Agencies"), is necessary before the Warrant may be exercised or transferred, cooperate fully with the Holder in preparing such applications and providing such information to the Agencies as the Agencies may require in order to permit the Holder to exercise or transfer this Warrant and First Michigan duly and effectively to issue shares pursuant to the exercise hereof; and (iii) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     Section 3. Fractional Shares. First Michigan shall not be required to issue fractional shares of First Michigan Common upon an exercise of this Warrant but shall pay for such fraction of a share in cash or by certified or official bank check at the Exercise Price.

     Section 4. Exchange or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof at the principal office of First Michigan for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of First Michigan Common purchasable hereunder. The term "Warrant" as used herein includes any warrants for which this Warrant may be exchanged. Upon receipt by First Michigan of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and (in the case of loss, theft, or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, First Michigan will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of First Michigan, whether or not the Warrant so lost, stolen, destroyed, or mutilated shall at any time be enforceable by anyone.

     Section 5. Certain Transactions.

          (a) In case First Michigan shall (i) consolidate with or merge into any Person, other than Huntington or one of its Affiliates, and shall not be the continuing or surviving corporation of such consolidation or merger,
     (ii) permit any Person, other than Huntington or one of its Affiliates, to merge into First Michigan and First Michigan shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of First Michigan Common shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (iii) sell or otherwise transfer all or substantially all of its assets to any Person, other than Huntington or one of its
     Affiliates,  then,  and in any such  case,  the  agreement  governing  such transaction shall make proper provision so that this Warrant shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, a warrant, at the option of the Holder, of either (A) the Acquiring Corporation (as hereinafter defined), (B) any company which controls the Acquiring Corporation, or (C) in the case of a merger described in clause (a)(ii) above, First Michigan, in which case such warrant shall be a newly issued warrant (in any such case, the "Substitute Warrant").

          (b) For purposes of this Section 5, the following terms have the meanings indicated:

               (i) "Acquiring Corporation" shall mean (A) the continuing or surviving corporation of a consolidation or merger with First Michigan (if other than First Michigan), (B) the corporation merging into First Michigan in a merger in which First Michigan is the continuing or surviving person and in connection with which the then outstanding shares of First Michigan Common are changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (C) the transferee of all or substantially all of First Michigan's assets;

               (ii) "Substitute Common" shall mean the common stock issued by the issuer of the Substitute Warrant;

               (iii)  "Assigned  Value"  shall  mean the  Market/Offer  Price as determined pursuant to paragraph 7(b) of the Warrant Purchase Agreement; provided, however, that in the event of a sale of all or substantially all of First Michigan's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of First Michigan as determined by a recognized investment banking firm selected by the Holder, divided by the number of shares of First Michigan Common outstanding at the time of such sale;

               (iv) "Average Price" shall mean the average closing price of a share of Substitute Common for the one year immediately preceding the consolidation, merger, or sale in question, but in no event higher than the closing price of the shares of Substitute Common on the day preceding such consolidation, merger, or sale; provided that if First Michigan is the issuer of the Substitute

          Warrant, the Average Price shall be computed with respect to a share of the common stock issued by the Person merging into First Michigan or by any company which controls such Person, as the Holder may elect;

               (v) A "Person" shall mean any individual, firm, corporation or other entity and include as well any syndicate or group deemed to be a "person" by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; and

               (vi) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

          (c) The Substitute Warrant shall have the same terms as this Warrant, provided that, if the terms of the Substitute Warrant cannot, for legal reasons, be the same as this Warrant, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Warrant shall also enter into an agreement with the then Holder of the Substitute Warrant in substantially the same form as the Warrant Purchase Agreement, which shall be applicable to the Substitute Warrant.

          (d) The Substitute Warrant shall be exercisable for such number of shares of Substitute Common as is equal to the Assigned Value multiplied by the number of shares of First Michigan Common for which this Warrant is then exercisable, divided by the Average Price. The exercise price of the Substitute Warrant per share of Substitute Common shall be equal to the Exercise Price multiplied by a fraction in which the numerator is the number of shares of First Michigan Common for which this Warrant is then exercisable and the denominator is the number of shares of Substitute Common for which the Substitute Warrant is exercisable.

     Section 6. Rights of the Holder; Remedies.

          (a) The Holder shall not, by virtue hereof and prior to the exercise hereof, be entitled to any rights of a holder of First Michigan Common.

          (b) Without limiting the foregoing or any remedies available to the Holder, First Michigan specifically acknowledges that neither Huntington nor any successor Holder of this Warrant would have an adequate remedy at law for any breach of this Warrant and First Michigan hereby agrees that Huntington and any successor Holder shall be entitled to specific performance of the obligations of First Michigan hereunder and injunctive relief against actual or threatened violations of the provisions hereof.

     Section 7. Antidilution Provisions. The number of shares of First Michigan Common purchasable upon the exercise hereof shall be subject to adjustment from time to time as provided in this Section 7.

          (a) In the event that First Michigan issues any additional shares of First Michigan Common at any time after the date hereof (including pursuant to stock option plans), the number of shares of First Michigan Common which can be purchased pursuant to this Warrant shall be increased by an amount equal to 19.9 percent of the additional shares so issued.

          (b) (i) In the event that, after the date hereof, First Michigan pays or makes a dividend or other distribution of any class of capital stock of First Michigan in First Michigan Common (including, but not limited to, the issuance of the First Michigan 1997 Stock Dividend), the number of shares of First Michigan Common purchasable upon exercise hereof shall be increased by multiplying such number of shares by a fraction of which the denominator shall be the number of shares of First Michigan Common outstanding at the close of business on the day immediately preceding the date of such distribution and the numerator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following such distribution.

               (ii) In the event that, after the date hereof, outstanding shares of First Michigan Common are subdivided into a greater number of shares of First Michigan Common, the number of shares of First Michigan Common purchasable upon exercise hereof at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in the event that, after the date hereof, outstanding shares of First Michigan Common are combined into a smaller number of shares of First Michigan Common, the number of shares of First Michigan Common purchasable upon exercise hereof at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

               (iii) The reclassification (including any reclassification upon a merger in which First Michigan is the continuing corporation) of First Michigan Common into securities including other than First Michigan Common shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of First Michigan Common outstanding immediately prior to such reclassification into the number of shares of First Michigan Common outstanding immediately thereafter and the effective date of such reclassification shall be deemed to be the day upon which such subdivision or combination becomes effective, as the case may be, within the meaning of clause (ii) above.

          (c) Whenever the number of shares of First Michigan Common purchasable upon exercise hereof is adjusted pursuant to paragraph (b) above, the Exercise Price shall be adjusted by multiplying the Exercise Price by a fraction the numerator of which is equal to the number of shares of First Michigan Common purchasable prior to the adjustment and the denominator of which is equal to the number of shares of First Michigan Common purchasable after the adjustment; provided, however, that no such adjustment of the Exercise Price shall be made with respect to the adjustment in the number of shares purchasable upon exercise hereof to be made pursuant to paragraph (b) above upon the issuance of the First Michigan 1997 Stock Dividend.

          (d) For the purpose of this Section 7, the term "First Michigan Common" shall include any shares of First Michigan of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution, or winding up of First Michigan and which is not subject to redemption by First Michigan.

     Section 8. Notice.

          (a) Whenever the number of shares of First Michigan Common for which this Warrant is exercisable is adjusted as provided in Section 7 hereof, First Michigan shall promptly compute such adjustment and mail to the Holder a certificate, signed by a principal financial officer of First Michigan, setting forth the number of shares of First Michigan Common for which this Warrant is exercisable and the adjusted Exercise Price as a result of such adjustment, a brief statement of the facts requiring such adjustment, the computation thereof, and when such adjustment will become effective.

          (b) Upon the occurrence of a Triggering Event First Michigan shall (i) promptly notify the Holder and/or the "Owner" (as that term is defined in the Warrant Purchase Agreement) of such event, (ii) promptly compute the "Warrant Repurchase Price" and the "Warrant Stock Repurchase Price" (as such terms are defined in the Warrant Purchase Agreement), and (iii) furnish to the Holder and/or the Owner a certificate, signed by the chief financial officer of First Michigan setting forth the Warrant Repurchase Price and/or the Warrant Stock Repurchase Price and the basis and computation thereof.

          (c) Upon the occurrence of an event which results in this Warrant becoming convertible into, or exchangeable for, the Substitute Warrant, as provided in Section 5 hereof, First Michigan and the Acquiring Corporation shall promptly notify the Holder of such event; and, upon receipt from the Holder of its choice as to the issuer of the Substitute Warrant, the Acquiring Corporation shall promptly compute the number of shares of Substitute Common for which the Substitute Warrant is exercisable and furnish to the Holder a certificate, signed by a principal financial officer of the Acquiring Corporation, setting forth the number of shares of Substitute Common for which the Substitute Warrant is exercisable, the Substitute Warrant exercise price, a computation thereof, and when such adjustment will become effective.

     Section 9. Termination. This Warrant and the rights conferred hereby shall terminate upon the earliest of (i) six months after the occurrence of a Triggering Event; (ii) the Effective Date of the Merger, (iii) the date of termination of the Merger Documents unless the event giving rise to the right to terminate is preceded by a Triggering Event or the receipt by First Michigan, or the announcement by another person, of a proposal involving an Acquisition Transaction or Tender Offer; or (iv) May 31, 1999.

     IN WITNESS WHEREOF, the undersigned has executed this Warrant as of this _____ day of May, 1997.

ATTEST:                                     FIRST MICHIGAN BANK CORPORATION



By:                                          By:
                                                David M. Ondersma, Chairman and
Title:                                          Chief Executive Officer

                                             EXHIBIT 2 TO SUPPLEMENTAL AGREEMENT

    Matters As To Which Varnum, Riddering, Schmidt & Howlett LLP Shall Opine


     1. First Michigan is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan with full corporate power and authority to carry on the business in which it is engaged as described in the First Michigan Proxy Statement and to own and use its material Assets.

     2. Each of the First Michigan Subsidiaries is duly organized, validly existing, and in good standing under the Laws of the United States or its state of incorporation, with full corporate power and authority to carry on the business in which it is engaged as described in the First Michigan Proxy Statement and to own and use its material Assets.

     3. The execution and delivery of the Merger Documents and compliance with their respective terms by First Michigan do not and will not violate or contravene any provision of the Articles of Incorporation or Bylaws of First Michigan nor, to our knowledge but without any independent investigation, any Law, Order, Permit or Contract to which First Michigan is a party or by which First Michigan or any of its material Assets is bound.

     4. The Merger Documents have been duly and validly executed and delivered by First Michigan and assuming valid authorization, execution and delivery by Huntington, constitute the valid and binding agreements of First Michigan enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights generally, provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

     5. First Michigan has the corporate power and authority to own its properties and assets and to carry on its business within the State of Michigan. To our Knowledge, First Michigan is not required to be qualified to do business in any jurisdiction other than Michigan.

     6. All corporate actions required to be taken by the directors and shareholders of First Michigan to authorize the Merger Documents and the transactions contemplated thereby have been taken.

     7. All eligible accounts of deposit in all First Michigan Subsidiaries that are depository institutions are insured by the Federal Deposit Insurance Corporation to the fullest extent permitted by Law.

     8. The Merger shall be exempted from the requirements of Section 780 of Chapter 7A of the Michigan Business Corporation Act, as amended.

     9. The execution and delivery of the Merger Documents does not, and the consummation of the Merger and the other transactions contemplated by the Merger Documents will not (i) result in the grant of any Rights to any Person under the

First Michigan Rights Agreement, (ii) result in separation from the shares of First Michigan Common of the Rights granted under the First Michigan Rights Agreement, (iii) permit any holder of any of the Rights under the First Michigan Rights Agreement to exercise any such Rights, or (iv) give any Person any Right to purchase any securities issued by Huntington, including, without limitation, any Rights as a result of a "Flip-over Transaction or Event" under Section 3.2 of the First Michigan Rights Agreement. First Michigan and FMB-First Michigan Bank and FMB-Trust, as Rights Agents, have properly authorized and executed a certain Amendment to Shareholder Protection Rights Agreement, dated May 5, 1997, a copy of which has been furnished to Huntington.

                       EXHIBIT 3 TO SUPPLEMENTAL AGREEMENT

         Matters As To Which Porter, Wright, Morris & Arthur Shall Opine


     1. Huntington is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland with full corporate power and authority to carry on the business in which it is engaged as described in the Huntington Proxy Statement and to own and use its material Assets.

     2. The execution and delivery of the Merger Documents and compliance with their respective terms by Huntington do not and will not violate or contravene any provision of the Articles of Incorporation or Bylaws of Huntington or, to our knowledge but without any independent investigation, any Law, Order, or Permit to which Huntington is a party or by which Huntington is bound.

     3. The Merger Documents have been duly and validly executed and delivered by Huntington and, assuming valid authorization, execution and delivery by First Michigan, constitute the valid and binding agreements of Huntington enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights generally, provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

     4. The shares of Huntington Common to be issued to the shareholders of First Michigan as contemplated by the Merger Documents have been registered under the Securities Act of 1933, as amended, and when properly issued and delivered following consummation of the Merger will be duly authorized, validly issued, fully paid and non-assessable under the Maryland Business Corporation Act.

Exhibit 4

              AMENDMENT TO SHAREHOLDER PROTECTION RIGHTS AGREEMENT


     AMENDMENT, dated as of May 5, 1997, (this "Amendment"), to the Shareholder Protection Rights Agreement (the "Rights Agreement"), dated as of October 11, 1990, between FIRST MICHIGAN BANK CORPORATION, a corporation (the "Company"), FMB-FIRST MICHIGAN BANK, as Rights Agent (the "Rights Agent"), and FMB-TRUST, as successor Rights Agent ("Successor Rights Agent").

     The  Company  desires  to amend the Rights  Agreement  in  accordance  with
Section 5.4 thereof as set forth herein and hereby directs the Rights Agent and the Successor Rights Agent to join in such amendment.

     NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     1. Amendment of Section 1.1

     The Rights Agreement is hereby amended to delete in its entirety the definition of "Acquiring Person" contained in Section 1.1 thereof and to substitute the following definition of "Acquiring Person" therefor:

          "'Acquiring Person' shall mean any Person who is a Beneficial Owner of 15% or more of the outstanding shares of Common Stock; provided, however, that the term 'Acquiring Person' shall not include any Person who shall become the Beneficial Owner of 15% or more of the outstanding shares of Common Stock solely as a result of an acquisition by the Company of shares of Common Stock, until such time thereafter as such Person shall become the Beneficial Owner (other than by means of a stock dividend or stock split) of any additional shares of Common Stock; and provided, further, that the term 'Acquiring Person' shall also not include Huntington Bancshares Incorporated ("Huntington") or any of Huntington's Affiliates, or any of their respective Associates."

     2. Amendment of Section 2.2

     The Rights Amendment is amended by adding the following sentence to Section 2.2:

          "Certificates representing shares of Common Stock that are issued after the Record Time shall also evidence one right for each share of Common Stock evidenced thereby notwithstanding the absence of the foregoing legend."

     3. Deletions from Section 3.2

     Section 3.2 of the Rights Agreement is hereby amended to delete the "(a)" in subsection (a) thereof and to delete in its entirety subsection (b) thereof.

     4. Amendment of Section 4.4

     The reference in Section 4.4 of the Rights Agreement to $25,000,000 is hereby amended to $1,000,000.

     5. Amendment of Section 5.1(a)

     Section 5.1(a) of the Rights Agreement is hereby amended to delete in its entirety subsection (a) thereof and to substitute the following therefor:

          "(a) The Board of Directors of the Company may, at its option, at any time prior to the Flip-in Date, elect to redeem all (but not less than all) the then outstanding Rights at the Redemption Price. The redemption of the Rights by the Board of Directors of the Company may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish."

     6. Amendment of Section 5.1(b)

     Section 5.1(b) of the Rights Agreement is hereby amended to delete in its entirety subsection (b) thereof and to substitute the following therefor:

          "(b) Effective at the time of any such redemption as provided for in subsection 5.1(a) and without any further action or notice, the right to exercise the Rights shall terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash without interest."

     7. Governing Law

     This Amendment shall be deemed to be a contract made under the laws of the State of Michigan and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

     8. Miscellaneous

     Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which shall continue in full force and effect.

     9. Counterparts

     This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

     By executing this Amendment, the parties confirm the resignation of FMB-First Michigan Bank as the Rights Agent and confirm the appointment of FMB-Trust as the Successor Rights Agent.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

Date: May 5, 1997

                                            FIRST MICHIGAN BANK CORPORATION


                                            By: /s/ David M. Ondersma
                                                David M. Ondersma

                                              FMB-FIRST MICHIGAN BANK


                                             By: /s/ Jan W. Nienhuis
                                                 Jan W. Nienhuis

                                             FMB-TRUST


                                             By: /s/ Stephen A. Stream
                                                 Stephen A. Stream

Exhibit 99

FOR IMMEDIATE RELEASE                          For Further Information, Contact:
Submitted:  May 5, 1997                        Anne Creek (614) 480-3954




                       HUNTINGTON BANCSHARES INCORPORATED
                   TO ACQUIRE FIRST MICHIGAN BANK CORPORATION


     COLUMBUS, Ohio -- Huntington Bancshares Incorporated (NASDAQ: HBAN; www.huntington.com) announced today it has signed a definitive agreement to acquire First Michigan Bank Corporation, a $3.6 billion bank holding company headquartered in Holland, Michigan.

     First Michigan Bank Corporation ("First Michigan") is a multi-bank holding company with ninety banking offices, all in Michigan. The primary market areas are Grand Rapids, Holland, Kalamazoo and Muskegon which represents approximately 80% of the bank's deposits. First Michigan reported a 1.27% return on assets in 1996 on net income of $42.2 million. Upon completion of the acquisition, it is intended that the bank subsidiaries of First Michigan will be merged into The Huntington's lead subsidiary, The Huntington National Bank.

     Under the terms of the merger, the shareholders of First Michigan will receive 1.05 shares of Huntington Bancshares common stock for every 1 share of First Michigan stock in a fixed tax free exchange. Based on Huntington's closing stock price on May 2, 1997 ($30.00 per share), this exchange ratio represents a price of $31.50 for each First Michigan share and equates to a current market valuation of $908 million. The combined company would have assets in excess of $25 billion, stockholders' equity of approximately $1.9 billion and a market capitalization of approximately $5.2 billion. Subject to regulatory and shareholder approvals, the transaction is expected to close late in the third quarter of 1997.

     Frank Wobst, chairman and chief executive officer of Huntington Bancshares stated, "First Michigan is a premier banking franchise in Michigan and has reported record earnings for fifteen consecutive years. Western Michigan, where First Michigan has a significant market share, is one of the fastest growing markets in the United States. This merger significantly expands our Michigan market share and enables us to realize important synergies in our consumer, commercial and fee based businesses. Additionally, First Michigan's customer profile is poised to take advantage of Huntington's technology which will provide opportunities to improve efficiency and fee income through Huntington's multi-channel delivery network. Upon completion of this transaction, Huntington will have approximately $6 billion in assets in Michigan making it our second largest market after Ohio."

                                     -More-

     David Ondersma, chairman and chief executive officer of First Michigan Bank Corporation stated, "We are very excited to join forces with The Huntington. Our customers, employees and shareholders have the opportunity to be affiliated with an excellent regional banking franchise with a long-term record of superb profitability and outstanding shareholder returns."

     This transaction, accounted for as a pooling, is expected to be slightly accretive to earnings in 1998 and accretive by 4% in 1999. A pre-tax merger related charge of approximately $35 million will be recognized in the quarter the merger is completed. First Michigan has issued a warrant in favor of The Huntington to purchase up to 19.9% of the outstanding shares, at an exercise price of $29.275 per share, which is exercisable upon the occurrence of certain events.

     The merger is expected to result in annual cost savings of at least $19 million, representing 15% of Michigan's expense base in 1998, through the elimination of redundant systems and excess capacity in addition to improving branch efficiencies and offering customers increased alternative delivery channels for bank products and services.

     After the merger, David M. Ondersma, currently Chairman and CEO of First Michigan, will become Chairman of the Huntington Michigan region; Richard A. McNeece, currently President and CEO of Huntington Bank of Michigan, will become President and CEO of the Huntington Michigan region; and Stephen A. Stream, currently President of First Michigan, will be named President of Huntington Western Michigan region.

     Huntington Bancshares is a regional bank holding company headquartered in Columbus, Ohio with assets in excess of $21 billion. The company's banking subsidiaries operate 355 offices in Ohio, Florida, Indiana, Kentucky, Michigan and West Virginia. Huntington's mortgage, trust, investment banking, and automobile finance subsidiaries manage 81 offices in the six states mentioned as well as Georgia, Maryland, New Jersey, North Carolina, South Carolina, Pennsylvania and Virginia.



                                     -More-

                       HUNTINGTON BANCSHARES INCORPORATED
                 ACQUISITION OF FIRST MICHIGAN BANK CORPORATION


Profile of Huntington Bancshares Incorporated

    Headquarters -- Columbus, Ohio

    3/31/97 Assets -- $21.6 billion

    Three Months Ended 3/31/97 Performance

                  Net Income                                  $66.5 million
                  Return on Average Assets                      1.28%
                  Return on Average Equity                     17.75%
                  Efficiency Ratio                             56.27%
                  Book Value Per Share                        $10.82

                                     Assets ($billions)           Banking
         Principle Markets          As of March 31, 1997          Offices

         Ohio/N. Kentucky                  14.4                     202
         West Virginia                      2.2                      43
         Michigan                           2.1                      43
         Indiana                            1.2                      24
         Florida                            1.7                      43
                                            ---                     ---
                                           21.6                     355

Profile of First Michigan Bank Corporation

    Headquarters - Holland, Michigan

    3/31/97                Assets                             $3.6 billion
                           Deposits                           $3.0 billion
                           Equity                             $279 million
                           Banking Offices                    90

    Three Months Ended 3/31/97 Performance

                  Net Income                                   $10.7 million
                  Return on Average Assets                       1.21%
                  Return on Average Equity                      15.34%
                  Efficiency Ratio                              59.17%
                  Book Value Per Share*                         10.57

    Unadjusted for stock dividend payable 5/30/97

                                       ###